SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Journal Communications, Inc.

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JOURNAL COMMUNICATIONS, INC.

333 West State Street Milwaukee, Wisconsin 53203

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 3, 2007

To our Shareholders:

We invite you to attend our 2007 Annual Meeting of Shareholders on Thursday, May 3, 2007, at 9:00 a.m. Central time at the Hyatt Regency Milwaukee, 333 West Kilbourn Avenue, Milwaukee, Wisconsin. Directions to the Hyatt are printed on the back cover of the accompanying Proxy Statement. As we describe in the accompanying Proxy Statement, we will be voting on the following matters:

1.	the election of three Class I directors,

2.	the approval of the Journal Communications, Inc. 2007 Omnibus Incentive Plan, and

3.	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have enclosed a proxy card along with this Proxy Statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the Annual Meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. Alternatively, you may vote by calling the toll-free telephone number or using the Internet as described in the instructions provided on the enclosed proxy card. If you attend the Annual Meeting, then you may revoke your proxy and vote your shares in person if you would like.

Thank you for your continued support. We look forward to seeing you at the Annual Meeting.

JOURNAL COMMUNICATIONS, INC.

Steven J. Smith

Chairman of the Board and

Chief Executive Officer

Milwaukee, Wisconsin

March 20, 2007

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received this Proxy Statement?

Our Board of Directors has sent you this Proxy Statement, starting on or about March 20, 2007, to ask for your vote as a shareholder of Journal Communications, Inc. on certain matters to be voted on at our upcoming Annual Meeting of Shareholders.

Q:	What am I voting on?

At our Annual Meeting, you will vote on the election of three Class I directors and the approval of the Journal Communications, Inc. 2007 Omnibus Incentive Plan. Our Board of Directors is not currently aware of any other matter that will be presented for your vote at the Annual Meeting.

Q:	Do I need to attend the Annual Meeting in order to vote? How do I vote?

No. You may vote by mail using the enclosed proxy card, via the telephone, via the Internet or in person at the Annual Meeting. To vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. To vote by telephone or via the Internet, follow the instructions provided on the enclosed proxy card. Even if you complete and mail the enclosed proxy card, or vote by telephone or the Internet, you may nevertheless revoke your proxy at any time by sending us written notice, voting your shares in person at the Annual Meeting or submitting a later-dated proxy.

Q:	Who is entitled to vote?

If you owned shares of our class A common stock, class B common stock or class C common stock as of the close of business on February 28, 2007 (the “record date”), then you are entitled to vote.

You will be entitled to one vote per share for each class A share you owned on the record date; ten votes per share for each class B share you owned on the record date; and two votes per share for each class C share you owned on the record date.

Q:	How many shares of Journal Communications’ stock are entitled to vote at the Annual Meeting?

As of the record date, there were 48,291,093 class A shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 48,291,093 votes; 17,098,735 class B shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 170,987,350 votes; and 3,264,000 class C shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 6,528,000 votes.

Q:	What constitutes a quorum?

A “quorum” refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the votes of the class A shares, class B shares and class C entitled to be cast, or shares representing at least 112,903,222 votes, will represent a quorum for the purposes of electing directors, voting on the 2007 Omnibus Incentive Plan and conducting any other business that may properly come before the Annual Meeting.

Q:	Who will count the votes?

ADP Investor Communication Services will count the votes for the Annual Meeting. American Stock Transfer & Trust Company, our transfer agent and registrar, will act as Inspector of Elections.

Q:	Who is Journal Communications’ largest shareholder?

As of the record date, Matex Inc., a corporation controlled by members of the family of our former chairman Harry J. Grant, owned 3,033,963 class C shares (each with two votes per share) and 4,631,000 class B shares (each with ten votes per share). Matex Inc.’s holdings represent in total approximately 23.2% of our voting power. You can read more about share ownership information under “Stock Ownership of Management and Others”.

Q:	What happens if I sign and return my proxy card but do not mark my vote?

The individuals named in the proxy card as proxies will vote your shares FOR the Board’s nominees for director, FOR the approval of the 2007 Omnibus Incentive Plan and in their best judgment on other matters that may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors (which we refer to as the “Board”) currently consists of nine directors, divided into three classes of three, three and three members, respectively, designated as Class I, Class II and Class III, with the terms of one class of directors expiring each year. This year, the terms of our Class I directors expire at the Annual Meeting.

The Board has nominated Don H. Davis, Jr., David G. Meissner and Ellen F. Siminoff for election at the Annual Meeting as Class I directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Six of our other directors will continue to serve on the Board as Class II or Class III directors until their respective terms expire as indicated below.

The individuals named in the proxy card as proxies intend to vote all proxies received FOR the election of all of the Board’s nominees. If a nominee becomes unable to serve as a director before the Annual Meeting, then the proxies will vote for another person that the Board recommends in place of that nominee.

Under Wisconsin law, shareholders elect directors by a plurality of the votes cast by shares that are entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares that do not vote, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

The following sets forth certain information, as of the record date, about the Board nominees for election as Class I directors at the Annual Meeting and each director whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms Expiring at the 2010 Annual Meeting of Shareholders

Don H. Davis, Jr.

Don H. Davis, Jr., 67, retired, served as Chairman of Rockwell Automation, Inc., a provider of industrial automation power, control and information products and services, from February 1998 until February 2005, and as Chief Executive Officer from October 1997 to February 2004. Mr. Davis is a member of the Executive, Human Resources and Nominating and Corporate Governance Committees, the chair of the Executive and Nominating and Corporate Governance Committees and has been a director since December 2003. Mr. Davis is also our Lead Director. Mr. Davis also serves on the board of directors of Illinois Tool Works Inc.

David G. Meissner

David G. Meissner, 69, retired, served as volunteer Chairman of the Public Policy Forum, Inc., an independent, non-profit organization dedicated to providing information on community issues for government, businesses and citizens, from April 2002 to April 2004. Previously at the Public Policy Forum, Inc., Mr. Meissner served as the President from January 2000 to March 2002 and as the Executive Director from March 1995 to December 1999. Mr. Meissner is a member of the Human Resources and Nominating and Corporate Governance Committees and has been a director since April 2004. Mr. Meissner was a director of our predecessor company from June 1988 to February 2003.

Ellen F. Siminoff

Ellen F. Siminoff, 39, has served as president and chief executive officer of Efficient Frontier, a leading provider of paid search engine marketing solutions, since 2004. She was a member of the founding executive team at Yahoo! Inc., a company providing internet search and other capabilities, and from 1996 to 2004, she served at Yahoo in a number of positions including Vice President, Business Development and Planning; Senior Vice President, Corporate Development; and Senior Vice President, Small Business and Entertainment. From 1994 to 1996, Ms. Siminoff worked for the Los Angeles Times as online classifieds manager. Ms. Siminoff and her husband founded EastNet, a global syndicate barter company distributing television programming to 14 emerging market countries in exchange for advertising time. Ms. Siminoff also serves on the board of directors for US AutoParts Network, Inc. and BuildDirect.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS CLASS I DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED “FOR” EACH NOMINEE.

Directors Continuing in Office

Terms Expiring at the 2009 Annual Meeting of Shareholders

David J. Drury

David J. Drury, 58, has been the President, Chief Executive Officer and majority owner of Poblocki Sign Company LLC since July 1999. Poblocki Sign Company LLC is a privately held architectural exterior and interior sign company located in West Allis, Wisconsin. Mr. Drury is a certified public accountant, a former partner of Price Waterhouse and served as a business consultant from 1997 to 1999. Mr. Drury is a member of the Audit and Nominating and Corporate Governance Committees, is the chair of the Audit Committee and has been a director since August 2003. Mr. Drury was a director of our predecessor company since March 2003. Mr. Drury is also a director and member of the nominating and corporate governance committee and chair of the audit committee at Plexus Corp. and a member of the Board of Trustees of Northwestern Mutual Life Insurance Company.

Jonathan Newcomb

Jonathan Newcomb, 60, is currently a Senior Advisor at the New York investment firm Coady Diemar Partners, with which he first became affiliated in November 2004. Mr. Newcomb was President and Chief Executive Officer of Cambium Learning, an education company located in Boston, from February 2006 until March 2007. Prior to that, he was a principal at Leeds Equity Partners, a New York private equity firm that invests primarily in information, education and training businesses. Mr. Newcomb served as Chairman and Chief Executive Officer at Simon & Schuster from 1992 until 2002. He also held positions as President and Chief Operating Officer and President of the Professional Publishing Group at Simon & Schuster from 1989 until 1994, and prior to that as President of McGraw-Hill’s Financial and Economic Information Company. Mr. Newcomb was elected to the Board in February 2005 and is a member of the Audit Committee. Mr. Newcomb is also a director and member of the audit committee at both BNA Corp. and United Business Media.

Roger D. Peirce

Roger D. Peirce, 69, has been a corporate consultant since his retirement as the Vice Chairman and Chief Executive Officer of Super Steel Products Corp. in January 1994. Between March 1995 and May 1996, Mr. Peirce was President and Chief Executive Officer of Valuation Research Corporation. Mr. Peirce is a member of the Audit, Compensation and Executive Committees, is the chair of the Compensation Committee, and has been a director since August 2003. Mr. Peirce was a director of our predecessor company since September 1996. Mr. Peirce is also a director at both Brady Corporation and Allete, Inc. He is a member of the audit committee at Brady Corporation and chair of the audit committee at Allete, Inc. Effective January 1, 2007, Mr. Peirce became Chairman of the Board of Directors of Demco, Inc., a privately held corporation.

Terms Expiring at the 2008 Annual Meeting of Shareholders

Steven J. Smith

Steven J. Smith, 56, is Chairman of the Board and Chief Executive Officer. Mr. Smith was elected Chief Executive Officer in March 1998 and Chairman in December 1998. Mr. Smith was President from September 1992 to December 1998. Mr. Smith has been a director since May 2003 and is a member of the Executive Committee. Mr. Smith was a director of our predecessor company since June 1987. Mr. Smith is also a director of Badger Meter, Inc., where he is chair of the employee benefit plans committee and a member of the audit and compliance committee.

Mary Ellen Stanek

Mary Ellen Stanek, 50, has served as President of Baird Funds, Inc., a registered investment company, since September 2000, and Managing Director and Chief Investment Officer of Baird Advisors, Robert W. Baird & Co. Incorporated, since March 2000. Previously, Ms. Stanek was President of Firstar Funds, Inc., also a registered investment company, from December 1998 to March 2000, and President and Chief Executive Officer (from November 1998 to February 2000) and President and Chief Operating Officer (from March 1994 to November 1998) of Firstar Investment Research & Management Company, LLC. Ms. Stanek is a member of the Executive, Compensation and Human Resources Committees, chair of the Human Resources Committee and has been a director since August 2003. Ms. Stanek was a director of our predecessor company since June 2002. Ms. Stanek is also a director of Robert W. Baird & Co., Incorporated, Baird Financial Corporation, Baird Holding Company, Aurora Health Care System, Inc., and the West Bend Mutual Insurance Company.

Jeanette Tully

Jeanette Tully, 59, currently serves as President and CEO of Radiovisa Corporation. Prior to Radiovisa, Ms. Tully was with Entravision Communications Corporation, where she served as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Entravision in 1996, Ms. Tully was Executive Vice President and Chief Financial Officer of Alliance Broadcasting Company before its sale to Infinity Broadcasting in early 1996. From 1986 to 1994, Ms. Tully was Vice President of Communications Equity Associates, Inc., a media investment banking and brokerage firm. She also served as Chief Financial Officer of Harte-Hanks Communications’ Broadcasting and Entertainment Division. Ms. Tully is a Certified Public Accountant. Ms. Tully was elected to the Board in February 2005 and is a member of the Compensation Committee. Ms. Tully is also a director of Radiovisa Corporation.

Board Meetings and Committees

Our Board currently maintains five standing committees: Audit, Compensation, Executive, Human Resources, and Nominating and Corporate Governance. In 2006, the Board met 12 times. In 2006, the Board appointed Mr. Davis as the Lead Director. As Lead Director, Mr. Davis acts as the presiding director for all executive sessions of the non-management Board members. The non-management directors met in executive session, without management or Mr. Smith present, five times in 2006.

Shareholders or other interested parties who wish to send communications to the Board or to a particular member of the Board may do so by delivering a written communication to Paul E. Kritzer, Vice President and Secretary, Journal Communications, Inc., P. O. Box 661, Milwaukee, WI 53201-0661, who will promptly forward all appropriate written communications to the indicated director or directors. Alternatively, shareholders or other interested parties may contact our outsourced hotline at (800) 297-8132 and request that concerns be delivered to our Lead Director, Audit Committee chairman, and/or to each or any of our directors.

Board members are expected to attend all Board meetings and all annual and special meetings of shareholders. All members of the Board were present at our 2006 Annual Meeting of Shareholders.

The Board has adopted standards to assist it in making determinations regarding whether our directors are independent as that term is defined in the listing standards of the New York Stock Exchange and which are included as Appendix A to this Proxy Statement. Based on these standards, the Board has determined that Messrs. Peirce, Drury, Davis, Newcomb and Meissner and Ms. Stanek and Ms. Tully are independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. In addition to the foregoing, with respect to Mr. Meissner, the Board also considered the share ownership of Matex Inc., of which Mr. Meissner is a director and executive officer, and the provisions of the Shareholders Agreement, dated as of May 12, 2003, by and among the Company, our predecessor company, Matex Inc. and the Abert Family Journal Stock Trust in reaching its independence determination. The Board has not yet made an independence determination with respect to Ms. Siminoff, who joined our board in February 2007.

The following table sets forth the names of our directors who served on each of the standing committees of the Board in 2006, as well as how many times each committee met in 2006.

Board Member	Audit	Compen- sation		Nominating and Corporate Governance		Executive		Human Resources
Steven J. Smith							Ö
Don H. Davis, Jr.					Ö		Ö		Ö
David J. Drury	Ö				Ö
David G. Meissner					Ö				Ö
Jonathan Newcomb	Ö
Roger D. Peirce	Ö		Ö				Ö
Mary Ellen Stanek			Ö				Ö		Ö
Jeanette Tully			Ö
Meetings Held in 2006	10	6		2		0		3

During 2006, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year.

Audit Committee. Our Board maintains a standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The purposes of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee also provides an avenue for communication between internal audit, the independent auditors, financial management and the Board. The Audit Committee has the sole authority to retain and terminate our independent auditors. It is directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee also pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors (subject to certain de minimis exceptions for non-audit services).

In carrying out its responsibilities, the Audit Committee, among other things:

•

reviews and discusses with management and the independent auditors our interim financial statements and our annual audited financial statements, related footnotes and financial information, and recommends to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	discusses with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviews disclosures made to the Audit Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q;

•	reviews the performance and independence of our independent auditors; and

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is currently comprised of three members, all of whom are independent as that term is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each of Mr. Drury, Mr. Peirce and Mr. Newcomb qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission. The Board has adopted a written charter for the Audit Committee that is available on our web site at www.journalcommunications.com.

Compensation Committee. Our Board maintains a standing Compensation Committee. The purposes of the Compensation Committee include discharging the Board’s responsibilities relating to compensation of our executive officers. In carrying out its responsibilities the Compensation Committee, among other things:

•	determines and approves our compensation strategy;

•

reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals, and, based on this evaluation, approves and annually reviews the salary, bonus, equity grants (if any) and other benefits for the Chief Executive Officer in light of the corporate goals and objectives;

•

reviews and approves corporate goals and objectives relevant to the compensation of our other executive officers, and, in light of these goals and objectives, approves and annually reviews decisions regarding salary, bonus awards, and long-term incentive opportunities;

•	oversees our equity compensation plans, and reviews at least annually all such equity-based compensation plans and arrangements;

•	approves equity award grants and the forms of agreement evidencing such grants;

•

administers, periodically reviews and approves significant changes to our other long- and short-term incentive compensation plans, including determining the overall scope of participation in our incentive plans and which executive officers shall participate in the plans, as well as the overall scope and weighting of performance measures and target award levels under the plans;

•	determines the aggregate incentive compensation awards for all participants in the plans as a group;

•	reviews and approves change of control, severance and employment agreements with executive officers;

•	oversees the preparation of the compensation discussion and analysis and the related compensation committee report for inclusion in our annual proxy statement and Form 10-K; and

•	performs any other functions required by applicable law, rules or regulations, including the rules of the SEC and the rules of the New York Stock Exchange.

The Compensation Committee’s authority and responsibilities are set forth in a written charter adopted by our Board that is available on our website at http://www.journalcommunications.com.

Delegation of Authority. The Compensation Committee may not delegate any of its responsibilities to management, but may delegate any of its responsibilities to subcommittees consisting solely of two or more members of the Compensation Committee.

Compensation Consultants. In 2006, the Compensation Committee used the services of Towers Perrin as compensation consultants to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy. Among other things, the compensation consultants provided market data to assist the Compensation Committee in testing the reasonableness of its decisions in the context of the companies with which we compete for executive talent. Towers Perrin was engaged by the company in 2006 to work with the Compensation Committee and management in connection with compensation matters. Towers Perrin did not provide services for the Company in any other capacity in fiscal year 2006.

Composition of Committee. The Compensation Committee is currently comprised of three members, all of whom are independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. Roger D. Peirce (Chair), Mary Ellen Stanek and Jeanette Tully are members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. No member of our Board of Directors or our Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee. Our Board maintains a standing Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee include identifying and recommending to the Board qualified potential director nominees for election at each of our annual shareholders’ meetings and developing and recommending to the Board our governance principles.

The Nominating and Corporate Governance Committee is currently comprised of three members, all of whom are independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our web site at www.journalcommunications.com.

The Nominating and Corporate Governance Committee will consider candidates recommended by our shareholders for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in our bylaws. In the case of nominees for election at an Annual Meeting, shareholders must send notice to our Secretary at our principal office on or before December 31 of the year immediately preceding such Annual Meeting; provided, however, that if the date of the Annual Meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the Annual Meeting takes place. In the case of nominees for election at a special meeting, shareholders must send notice to our Secretary at our principal offices not earlier than 90 days prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting and (ii) the 10th day following the day on which public announcement is first made of the date of such special meeting. In either case, the notice must contain certain information specified in our bylaws, including certain information about the shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended). All business to be conducted at a special meeting must have been described in the notice of meeting sent to shareholders pursuant to our bylaws; as a result, nominations for directors at a special meeting may be made if the notice of such meeting includes the election of directors as an item of business to be conducted.

In its process to select director nominees, the charter directs the Nominating and Corporate Governance Committee to consider such criteria as skill set, experience, personal integrity, diversity and the ability to act on behalf of shareholders. The charter also directs the Nominating and Corporate Governance Committee to determine if the nominee satisfies the professional and governance standards established by the Securities and Exchange Commission and the New York Stock Exchange. In addition to these charter requirements, the Nominating and Corporate Governance Committee believes that our directors, including nominees for director, must meet certain minimum qualifications and possess certain qualities and skills. Specifically, the Nominating and Corporate Governance Committee believes that our directors and nominees must:

•	exhibit high standards of integrity, commitment and independent thought and judgment;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	have substantial senior management experience and/or financial expertise or other relevant experience and/or prior public company board experience;

•	possess a range of skills that will allow a Board member to provide sound guidance with respect to our operations and interests;

•

have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board and committee meetings and reviewing all material in advance;

•	have the ability to discus major issues and come to a reasonable conclusion;

•	have the capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to our company;

•	be collegial while having the ability to be direct and unafraid to disagree on important issues;

•	have the ability to represent us effectively to the financial press, investment institutions and other constituencies if requested by the Board; and

•	either have direct business exposure to the publishing or broadcasting industry and/or be able to participate in direct learning experiences about our major businesses.

The Chairman and Chief Executive Officer maintains an active list of potential Board candidates. The list is presented on a regular basis to the Nominating and Corporate Governance Committee, no less often than annually. Members of the Board, the Chairman and Chief Executive Officer, and various advisors and other parties (including shareholders) may from time to time present suggestions concerning Board candidates. Candidates are considered for the Board based on the selection criteria that has been established by the Board. The Nominating and Corporate Governance Committee will evaluate nominees for director submitted by shareholders who comply with the previously described procedures for submitting such nominations in the same manner as it evaluates other nominees.

Executive Committee. Our Board maintains a standing Executive Committee. The Executive Committee assists the Board in discharging its responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. The Executive Committee has such authority as may be delegated from time to time by the Board, and, in the intervals between meetings of the Board, can exercise the powers of the Board in directing the management of the business and affairs of the Company (except as limited by applicable law, regulation or listing standards). The Executive Committee is currently comprised of three members. The Board has adopted a written charter for the Executive Committee, a copy of which is available on our web site at www.journalcommunications.com.

Human Resources Committee. Our Board maintains a standing Human Resources Committee. The Human Resources Committee provides oversight of the policies and practices relating to employee relations and human resource activities, including, among others, hiring and retention policy, employee ownership culture activities and programs, talent management programs, performance management, diversity policies and practice, leadership development, manager succession planning and design of retirement and welfare plan programs. The Human Resources Committee is currently comprised of three members. The Board has adopted a written charter for the Human Resources Committee, a copy of which is available on our web site at www.journalcommunications.com.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

Stock Ownership

The following table describes the beneficial ownership of our class A shares, class B shares and class C shares as of the record date held by (i) each of our directors and nominees and those of our executive officers who are named in the Summary Compensation Table below under “Executive Compensation—Summary Compensation Information”; (ii) all of our current directors and executive officers as a group; and (iii) each person or entity that we know beneficially owns more than 5% of any class of our common stock. We believe that all of the people and entities listed below have sole voting and investment power over the listed shares, except as we have indicated otherwise in the footnotes.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock				Class C Common Stock
Name of Beneficial Owners	Shares	%	Shares		%		Shares	%

Directors and Executive Officers
Steven J. Smith	100	*	325,631		1.3%		—	—
Douglas G. Kiel	—	*	165,740		*		—	—
Paul M. Bonaiuto	—	*	180,101		*		—	—
Elizabeth Brenner	1,767	*	29,265		*		—	—
Don H. Davis, Jr.	—	*	22,878	(1)	*		—	—
David J. Drury	5,000	*	17,500	(2)	*		—	—
David G. Meissner(3)	9,000	*	19,959	(1)	*		—	—
Jonathan Newcomb	—	*	7,500		*		—	—
Roger D. Peirce	3,000	*	17,500	(2)	*		—	—
James Prather	—	*	34,887		*		—	—
Ellen F. Siminoff	—	*	—		*		—	—
Mary Ellen Stanek	7,000	*	17,500	(2)	*		—	—
Jeanette Tully	—	*	7,500		*		—	—
All directors and executive officers as a group (19 persons)	66,867	*	1,306,212		5.1%		—	—

Other Holders
The Journal Company(4)	—	—	8,676,705		33.7%		—	—
Matex Inc.(5)	(5)	(5)	4,631,000	(5)	18.0	%(5)	3,033,963	93.0%
Third Avenue Management LLC(6)	3,904,874	8.20%	—		—		—	—
Royce & Associates, LLC(7)	3,022,350	6.35%	—		—		—	—

*	Denotes less than 1%
(1)	Includes 5,000 shares of class B Common Stock that may be purchased upon the exercise of vested stock options.
(2)	Includes 10,000 shares of class B Common Stock that may be purchased upon the exercise of vested stock options.
(3)

Mr. Meissner is an officer and director of Matex Inc. As trustee and/or beneficiary of certain trusts, Mr. Meissner also beneficially owns approximately 30% of the outstanding shares of Matex Inc. Members of the family of Harry T. Grant, our former chairman, have a beneficial interest in the remaining shares of Matex Inc. Mr. Meissner has specifically disclaimed the beneficial ownership of any shares of our stock beneficially owned by Matex because he does not have the power to vote or direct the voting of, nor to dispose or to direct the disposition of such shares.

(4)	The Journal Company is our wholly owned subsidiary. Pursuant to applicable state law, the class B shares held by The Journal Company are not entitled to vote.

(5)

The address for this shareholder is c/o Meissner, Tierney, Fisher & Nichols, S.C., 111 E. Kilbourn Avenue, Milwaukee, WI 53202. Matex Inc. is owned and controlled by members of the Grant family. See “Certain Transactions” for a discussion of the shareholders agreement we entered into with Matex Inc. and the other Grant family shareholder, the Abert Family Journal Stock Trust. Matex Inc. currently owns the indicated number of class B shares and class C shares. Each class C share is convertible at any time into either (i) 0.248243 class A shares and 1.115727 class B shares, or (ii) 1.36397 class A shares. Assuming conversion of all of the class C shares listed into class A and class B shares as provided in the foregoing clause (i), Matex Inc. would own 753,160 class A shares (or approximately 1.5% of the then outstanding shares of the class) and 8,016,074 class B shares (or approximately 27.5% of the then outstanding shares of the class). Assuming conversion of all of the class C shares listed into solely class A shares as provided in the foregoing clause (ii), Matex Inc. would own 4,138,235 class A shares (or approximately 7.9% of the then outstanding shares of the class) and 4,631,000 class B shares (or approximately 18.0% of the then outstanding shares of the class).

(6)

The number of shares owned set forth in the table is as of or about December 31, 2006, as reported by Third Avenue Management, LLC (“Third Avenue”) in its Schedule 13G filed with the Securities and Exchange Commission. The address for this shareholder is 622 Third Avenue, 32nd Floor, New York, NY 10017. Third Avenue has sole voting power with respect to 3,847,024 of these shares and sole dispositive power with respect to 3,904,874 of these shares.

(7)

The number of shares owned set forth in the table is as of or about December 31, 2006, as reported by Royce & Associates, LLC (“Royce”) in its Schedule 13G/A filed with the Securities and Exchange Commission. The address for this shareholder is 1414 Avenue of the Americas, 9th Floor, New York, NY 10019. Royce has sole voting power with respect to all of these shares and sole dispositive power with respect to all of these shares.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading “Executive Compensation” you will find a series of tables containing specific data about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	our chairman and chief executive officer, Steven J. Smith,

•	our executive vice president and chief financial officer, Paul M. Bonaiuto,

•	chief executive officer of our broadcast group and our president, Douglas G. Kiel,

•	chief operating officer of our publishing group and our executive vice president, Elizabeth Brenner, and

•	executive vice president of our broadcast group and our vice president, James P. Prather.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Objectives of Our Compensation Program

Our objective is to have a compensation program that will allow us to attract, retain and motivate a high level of executive talent for our company in order to build value for our shareholders. We believe that, in order to do this effectively, our program must

•	provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent, and

•	tie a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives.

Role of the Compensation Committee

Our Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our executive officers. Each of the three members of our Compensation Committee is independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by our Board. We believe that their independence from management allows the Compensation Committee members to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives.

To assist in evaluating the compensation practices at our company, the Compensation Committee from time to time uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy. In 2006, the Compensation Committee used the consulting services of Towers Perrin.

To ensure that our executive officer compensation is competitive in the marketplace, the Compensation Committee reviews market data from surveys and reports provided by our consultants. We use the market information to test the reasonableness of the compensation decisions we make, but we do not target any element of our executive compensation package at a particular level or quartile within a particular peer group. For example, in 2006, Towers Perrin conducted a competitive market assessment of the compensation levels of our named executive officers (other than Mr. Prather) compared to Towers Perrin’s media industry survey and a media industry proxy peer group. Although comparisons varied by individual, in the aggregate Towers Perrin found that our actual total direct compensation (base salary, annual bonus and long-term incentives) for the positions reviewed was generally positioned significantly below the median when compared to the media survey data and the proxy data. We took this information into account when making adjustments to our annual and long-term incentive programs for 2007, as discussed below.

Elements of Our Compensation Program

Our executive officer compensation program consists of the following elements: base salary, annual incentives, long-term incentives, retirement benefits, and other benefits, including limited perquisites.

Our Compensation Committee has reviewed all elements of compensation earned during fiscal 2006 by our named executive officers, including salary, annual bonus, discretionary bonuses, long-term incentive compensation, accumulated realized and unrealized gains from equity awards, the dollar value to the executive and cost to us of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans, the projected payout obligations under our pension plan and supplemental benefit plan, and the hypothetical payout obligations under several potential severance scenarios. The Compensation Committee believes that all of these elements in the aggregate provide a reasonable and competitive compensation opportunity for each executive and that each element contributes to our overall compensation objectives discussed above.

Mix of Total Compensation

In regard to the allocation of the various pay elements within our executive compensation program, no formula or specific weightings or relationships are used. Our emphasis is on long-term incentives tied to stock price, over cash and other forms of compensation. Annual cash bonuses are another key form of incentive compensation and are designed to vary based on performance, as opposed to salaries which are fixed from year to year. Only a small portion of total compensation is not paid in current cash or stock. The bulk of non-current compensation is provided through retirement plans, including our 401(k) plan and pension plan. Perquisites and other types of non-cash benefits are used on a limited basis and represent only a small portion of total compensation for our executives.

Base Salary

Base salary forms the basic building block of our compensation program, and is intended to compensate executives for day-to-day responsibilities and sustained performance. It represents a smaller percentage of potential compensation for more senior executives, with a greater percentage of compensation tied to performance and share price.

We set the base salary levels for our named executive officers based on a variety of factors, including market salary information, the executive’s experience, geographic factors, and internal equity considerations. These decisions are based on the value of the position to our business strategies as well as on the individual executive holding the position.

The Compensation Committee reviews the base salaries of our executive officers every year and whenever an officer is promoted. In determining base salaries for 2006, the Compensation Committee reviewed the experience, qualifications and performance of each of our named executive officers and the duties and level of responsibilities associated with his or her position, as well as his or her potential for future contribution to the enterprise. The Compensation Committee also took into consideration (i) the recent overall historical financial performance of our company and the executive’s business unit, (ii) current salary levels, (iii) the recommendation of Mr. Smith (with respect to base salaries for all executive officers other than himself), and (iv) the executive’s individual performance in the prior year. Based on the Compensation Committee’s review of the overall financial performance of the company for 2005, base salaries for 2006 for our named executive officers, other than Ms. Brenner, remained at the 2005 levels. Ms. Brenner received a $25,000 merit increase in base salary beginning in January 2006, based on her immediate positive impact during her first year of leadership at our daily newspaper, and a $30,000 promotion increase in April 2006 when she became the chief operating officer of all our publishing businesses. The 2006 salaries of our named executive officers are shown in the “Salary” column of the Summary Compensation Table on page 26 of this Proxy Statement.

Annual Incentives

We provide short-term incentives for our executive officers in the form of annual bonuses pursuant to the Annual Management Incentive Plan, which is our annual bonus plan. Our named executive officers participated in the annual bonus plan in 2006 along with approximately 85 other officers and key managers. The purpose of the annual bonus plan is to reward key individuals for achieving pre-established one-year financial goals and a high level of individual performance that supports our annual business objectives. We believe that providing a performance-based annual bonus opportunity helps officers and managers achieve their respective business plans for the year by keeping them focused on how their day-to-day decisions affect the achievement of short-term financial targets and their personal contributions to our success. We believe that the annual bonus plan encourages and reinforces teamwork as well as individual contributions towards our stated business goals.

Every year, the Compensation Committee approves eligibility for participation in the annual bonus plan for the following year, approves the potential bonus range for each named executive officer, and sets the annual financial objectives. Messrs. Smith, Kiel, and Bonaiuto and Ms. Brenner are eligible to receive up to 20% of their total annual maximum bonus depending on their personal contributions to our business objectives, as determined by the Compensation Committee after review of the recommendation of Mr. Smith with respect to each of them other than himself. Mr. Prather also is eligible to receive up to 20% of his total annual maximum bonus depending on his personal contributions to our broadcast business objectives, as determined by Messrs. Kiel and Smith.

In December 2005, the Compensation Committee approved the financial objectives for the annual bonus plan for 2006. Bonus opportunities for corporate executives under the annual bonus plan for 2006, including Mr. Smith, Mr. Kiel and Mr. Bonaiuto, were based 20% on individual performance and 80% on two financial measures for the Company on a consolidated basis: year-over-year growth in revenue and return on equity. These measures reflected the Compensation Committee’s view that the annual bonus plan should encourage revenue generation (measured in terms of revenue growth or, where appropriate, revenue stability) without sacrificing the potential for long-range return to our shareholders. By rewarding both revenue generation and return on equity, we intended to achieve an appropriate balance in this regard. The individual (non-financial) portion of the incentive framework allows the Committee to identify and reward contributions made by individuals toward the Company’s overall short-term and long-term objectives.

Ms. Brenner and Mr. Prather are officers of our operating companies. Therefore, we felt it appropriate to allocate a portion of their 2006 bonus opportunities to the financial performance of their particular operating companies or market regions. For the operating companies, we applied the same emphasis on balancing both growth and returns that we applied at the parent company level. However, the measures were focused on operating group (rather than overall corporate) performance measures, to reflect the executive’s specific area of responsibility. For example, 30% of Mr. Prather’s 2006 bonus opportunity was based on return on invested capital and revenue growth of our Journal Broadcast Group and 50% was based on return on sales and revenue growth for his broadcast market region. Likewise, 10% of Ms. Brenner’s 2006 annual bonus opportunity was based on our consolidated return on equity and revenue growth, and 70% was based on return on invested capital and revenue growth of Journal Sentinel. In April 2006, Ms. Brenner was named president and chief operating officer of our overall publishing business, which includes Journal Sentinel and Journal Community Publishing Group (JCPG). Because her financial goals had previously been established with respect to Journal Sentinel, a portion of her individual performance bonus in 2006 was based on the financial performance of JCPG.

Prior to 2006, Mr. Kiel, in his role as President, spent a significant portion of his time on corporate-wide matters and, as a result, the financial component of his annual bonus was based on consolidated results. In fact, in 2006 as we sharpened our focus on our core media businesses, Mr. Kiel spent the vast majority of his time on our broadcast operations. Starting in 2007, the Compensation Committee has revised the financial performance metrics for Mr. Kiel to reflect his refocused operating role.

In addition, as mentioned above, in 2006, each of the named executive officers was eligible to earn a bonus of up to 20% of his or her “maximum” bonus opportunity based on an assessment of his or her individual performance with respect to more subjective measures. For example, Mr. Smith’s individual performance assessment for 2006 was based, in part, on (i) the execution of strategic planning initiatives, including the sale of our Norlight telecommunications division, (ii) refocusing, development and support of key personnel within our broadcast and publishing groups, and (iii) effective control of expenses.

In setting the specific financial performance targets for the annual bonus plan, we consider the profit plans approved for our various business segments. Each of our businesses develops a detailed profit plan in advance of each fiscal year using a “bottom-up” approach. The proposed plan for each business is presented to and reviewed by our corporate senior management team, challenged and revised, and then presented to our Board of Directors for approval.

•

For the financial portion of the annual bonus plan, we generally set the “target” bonus opportunity for our named executive officers within a range of plus or minus 5% of profit plan target performance for each of the relevant financial metrics (such as revenue, return on equity or return on invested capital, as the case may be).

•

Threshold performance levels for the financial portion of the annual bonus plan, as a percentage of profit plan targets, can vary significantly because they are based on a roll up of corporate market-specific factors that affect our businesses and the aggressiveness of the final profit plan in the view of corporate senior management. For example, the television part of our broadcast group is on a natural two-year cycle, since political and Olympics revenue opportunities only are available in even years. During 2006, our publishing and telecommunications businesses operated in a declining revenue environment generally and we sought to encourage performance that would help us minimize the declines, even in cases where target plan performance was not achieved.

•	Our “maximum” bonus performance targets are set at a significant stretch above profit plan targets. None of our named executive officers has ever received a maximum bonus payment.

Potential bonus payments are stated as a “threshold,” “target” or “maximum” percentage of the participant’s base salary. Participants are generally eligible to receive awards at or between threshold, target or maximum levels depending upon the achievement of annual financial objectives and personal performance. For example, Mr. Smith’s “threshold,” “target” and “maximum” opportunities in 2006 (including the financial and personal performance components) were 30%, 60% and 90%, respectively, of his base salary. Because our 2006 consolidated return on equity and revenue growth did not meet our threshold targets set for those financial measures in the annual bonus plan, 80% of Mr. Smith’s annual bonus opportunity was not earned. However, because Mr. Smith’s individual performance was assessed positively by the Compensation Committee, he earned 100% of the 20% bonus opportunity that was based on his individual performance.

The table entitled “Grants of Plan—Based Awards” on page 28 of this Proxy Statement, together with the footnotes to that table, shows the threshold, target and maximum annual cash bonuses that our named executive officers were eligible to earn in 2006 for financial performance and the total bonus opportunity stated as a percentage of the officer’s 2006 base salary. We established these percentages for each named executive officer based on his or her level of job responsibility. For Messrs. Smith, Kiel and Bonaiuto and Ms. Brenner, our financial performance did not yield a payout under the financially driven portion of the annual bonus plan for 2006. Mr. Prather did earn a bonus under the financially driven portion of the annual bonus plan for 2006, which is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 26 of this Proxy Statement. Each of our named executive officers was awarded a bonus based on his or her individual performance in 2006, as shown in the “Bonus” column of the Summary Compensation Table on page 26 of this Proxy Statement. This column also reflects an additional discretionary bonus of $200,000 granted to Mr. Kiel as a result of the financial performance of our broadcast operations during 2006.

In December 2006, the Compensation Committee approved the financial objectives for the annual bonus plan for 2007. As in 2006, the bonus opportunities for each of our named executive officers will be based 20% on an assessment of individual performance and 80% on financial measures. However, for 2007, the “corporate level” financial component of the 2007 bonus opportunities for our executive officers will be based on the Company’s diluted earnings per share from continuing operations, rather than revenue growth and return on equity. This change is intended to better align corporate executives’ actions with market expectations while increasing shareholder value and return. We believe that the focus on earnings per share by corporate management should translate into share price growth for our shareholders.

The financial component of the 2007 annual bonus opportunities for Mr. Kiel, Ms. Brenner and Mr. Prather also takes into account their divisional responsibilities, and is based on a combination of our consolidated diluted earnings per share from continuing operations and the applicable business unit’s performance relative to 2007 financial targets for revenue and operating earnings. We decided not to use return on invested capital as a financial measure for 2007, because we believe that operating earnings translates more easily to operating earnings margin, which is a key measure we use when we communicate to our investors, analysts and management teams.

Long-Term Incentives

In 2006, we provided long-term incentive compensation and opportunities to our named executive officers in two ways. One was by participation in our Executive Management Incentive Plan, as discussed below. The other was in the form of stock awards granted under our 2003 Equity Incentive Plan.

We believe that incentive compensation that rewards performance over more than a one-year period, such as these plans, is an important element in our overall compensation program because it focuses our executives’ attention on the long-term prospects of our businesses, aligns their vision with those of our shareholders, and provides an appropriate balance to the more immediate focus on annual financial and non-financial goals that our annual bonus plan provides.

Executive Management Incentive Plan. Under our Executive Management Incentive Plan, we granted long-term compensation awards to selected executive officers, including our named executive officers other than Mr. Prather. (Mr. Prather’s long-term incentive opportunity is described later in this section.) These awards represented the right to earn cash and stock at the end of a two-year performance cycle, beginning on January 3, 2005 and ending on December 29, 2006, based on the total shareholder return on our Class A common stock compared to total shareholder return on the common stock of a customized peer group of companies. No awards could be earned if the 10-day average trading price of our common stock on the New York Stock Exchange at the end of the performance period was not greater than the 10-day average price at the beginning of the performance period. We believe that this plan design appropriately rewards participants for exemplary performance that compares favorably to those companies engaged in similar lines of business to ours and operating under similar economic conditions, but does not reward for general economic upswings.

•

The definition of total shareholder return used in our analysis was the annualized rate of return reflecting stock price appreciation plus reinvestment of dividends and the compounding effect of the dividend reinvestment.

•

The peer group of companies that we used for this plan in the 2005-2006 performance cycle consists of the following companies,* which the Compensation Committee selected based on industry and business match:

Alltel Corporation	IDT Corporation
Belo Corp.	Journal Register Company
Lee Enterprises, Incorporated	CenturyTel, Inc.
Cincinnati Bell Inc.	The McClatchy Company
Citizens Communications Company	Media General, Inc.
Cox Radio, Inc.	Meredith Corporation
Emmis Communications Corporation	The New York Times Company
Entercom Communications Corp.	Primedia Inc.
The E.W. Scripps Company	Time Warner Telecom Inc.
Gannett Co., Inc.	Tribune Company
Hearst-Argyle Television, Inc.	The Washington Post Company

*	Two companies were removed from the peer group during the 2005-2006 performance cycle due to the sale of one company and the merger of the other.

At the beginning of the 2005-2006 performance period under the Executive Management Incentive Plan, participants received a number of performance units, determined by multiplying the participant’s base salary by a personalized target percentage of salary, then dividing by the initial performance unit value of $100 per unit. Target percentages of salary varied by participant, and ranged from 50% to 100%, based on the officer’s level of responsibility. For example, an executive with a $500,000 salary and a 50% target percentage would have received 2,500 performance units ($250,000/$100 = 2,500).

At the end of the 2005-2006 performance cycle, no awards were earned under the Executive Management Incentive Plan, because the 10-day average trading price of our common stock on the New York Stock Exchange at the end of the performance period was less than the 10-day average price at the beginning of the performance period. If our average stock price had increased over the performance period, then our total shareholder return would have been compared to the total shareholder return of the peer comparison group of companies to determine our relative performance rank. Based on this performance rank, each participant could have received an amount that ranged between $0 (for performance at less than the 30th percentile) and $150 (for performance at the 90th percentile or above) times the number of performance units that were allocated to that participant at the beginning of the performance cycle, as described above. The following table shows how the correlation of our total shareholder return to that of the peer group would have affected the payout under our plan:

Our Total Shareholder Return Percentile Rank Among the Peer Comparison Group	Value of Each Performance Unit
<30th	$0
30th	$40
40th	$80
50th	$100
70th	$120
90th	$150

The following table shows the awards that could have been earned by our named executive officers under this plan for the 2005-2006 performance cycle:

Name	Number of Performance Units Held	Target Award	Maximum Award	Actual Award
Mr. Smith	7,000	$700,000	$1,050,000	$0
Mr. Bonaiuto	2,554.5	$255,450	383,175	$0
Mr. Kiel	3,697.5	$369,750	554,625	$0
Ms. Brenner	2,062.5	$206,250	309,375	$0

We did not grant awards under the Executive Management Incentive Plan for the 2006-2007 performance cycle due to the pending spin-off or sale of our telecommunications business during much of 2006. In recognition of this, we granted one-time stock awards to Messrs. Smith, Kiel and Bonaiuto and Ms. Brenner in December 2006. These awards are shown in the Grant of Plan-Based Awards table on page 28 of this Proxy Statement.

Based on the changing dynamics of our businesses, the Compensation Committee has determined not to continue the Executive Management Incentive Plan in its current form. Beginning in 2007, the Compensation Committee instead intends to make an annual grant of long-term equity awards to selected members of senior management, including certain of our named executive officers. The Compensation Committee currently anticipates making these awards in the form of stock-settled stock appreciation rights (SARs) subject to annual pro rata vesting over a 3-year period. It is anticipated that 80% of such stock-settled SARs will have a fixed base price equal to the fair market value of our class A common stock on the grant date and 20% of such stock-settled SARs will have an escalating base price that increases each year over the life of the award. Stock-settled SARs have value to our executives only if our stock price increases over time. In this manner, the rewards to our executives correlate directly with increases in value to our shareholders.

In February 2007, the Compensation Committee approved the following stock-settled SARs to our named executive officers. The fixed-price stock-settled SARs have a base price of $13.31, which was the closing price of our Class A common stock on February 16, 2007, the date of grant. The base price of the escalating stock-settled SARs begins at $13.31 and increases 6% per year on the anniversary of the grant date.

Name	Number of Fixed Price SARs (#)	Number of Escalating Price SARs (#)	Vesting Schedule
Mr. Smith	220,000	75,000	1/3 on Feb. 16, 2008, 2009 and 2010

Mr. Bonaiuto	56,000	20,000	1/3 on Feb. 16, 2008, 2009 and 2010

Mr. Kiel	70,000	25,000	1/3 on Feb. 16, 2008, 2009 and 2010

Ms. Brenner	65,000	20,000	1/3 on Feb. 16, 2008, 2009 and 2010

Mr. Prather was not a participant in the Executive Management Incentive Plan for the 2005-2006 performance cycle. Instead, he participated in a different incentive plan for that period, which we refer to as the EBITDA plan. The financial goals for the EBITDA plan were based on the sum of our 2005 and 2006 earnings before interest, taxes, depreciation and amortization (EBITDA). The 2005 profit plan EBITDA and the 2006 strategic plan EBITDA were used as the target goals under the plan. Achievement of 93% of the EBITDA goal would result in a minimum payout, achievement of 105% of goal would result in a payout at the target level, and achievement at 120% or more of the EBITDA goal would produce a maximum payout under this plan. Mr. Prather’s bonus opportunity ranged from $30,000 at threshold to $100,000 at maximum. There were two EBITDA targets applicable to his bonus opportunity, weighted 75% on KTNV-TV and 25% on the entire television group. For the two-year period, KTNV-TV achieved performance at 103% of goal and the entire television group performed below threshold, which resulted in a long-term performance bonus for Mr. Prather of $41,437, which was between a threshold and target payout. This award to Mr. Prather is included in the “Non-Equity Compensation” column of the Summary Compensation Table on page 26 of this Proxy Statement.

Equity Compensation. We maintain the 2003 Equity Incentive Plan under which we are permitted to grant stock, stock options, stock appreciation rights, stock units and performance units from time to time to our outside directors, officers and employees. During 2006, we made the following grants to our named executive officers under the 2003 Equity Incentive Plan: an award of 10,000 shares of restricted stock to Ms. Brenner based on her promotion; an award of 300 shares of restricted stock to Mr. Prather under our leadership program, as described below; and an award of 10,000 unrestricted shares to Mr. Smith, 6,000 unrestricted shares each to Mr. Kiel and Ms. Brenner, and 4,000 unrestricted shares to Mr. Bonaiuto in place of any long-term incentive opportunity for 2006-2007.

Occasionally, management may recommend, and the Compensation Committee may approve, equity grants at the time of hire or on special occasions. The value of these shares, the form of equity, and any restrictions are discussed and approved by the Compensation Committee prior to the grant being given.

We have two equity grant programs that are intended to recognize individuals who exhibit outstanding leadership or performance in a given year.

•

Under one such program, which we refer to as the leadership program, we grant one-time restricted stock or other equity awards to managers or key employees recommended by our operating company presidents for having made an outstanding individual contribution toward meeting annual company financial performance targets and objectives, contributed at high levels to special company or corporate projects, positively supported company core values, or in other ways created greater value for shareholders. As a guideline, generally not more than 10% of managers and other key employees may be eligible to receive a grant annually under this program and grant award opportunities will generally not be more than 10% of an employee’s base compensation. Mr. Prather was nominated for and received an award of restricted stock under our leadership program in 2006 based on his outstanding contribution as part of our Emmis acquisition. In 2007, he was nominated for and received an award of 750 shares of restricted stock based on his contribution to the outstanding improvement in performance of our Las Vegas television station in 2006.

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Under the other program, which we refer to as the outstanding performance program, we allocate a certain number of restricted stock awards to each of our operating companies which may be used to recognize non-management level employees who are identified by our operating company presidents as top performers. The amount of stock available to each operating company may vary annually, depending on the company’s financial performance. Awards may be paid to an individual or possibly to a team of individuals for outstanding contributions to business initiatives or for outstanding individual performance.

A total of 6,000,000 shares of our Class B common stock are authorized to be issued under the 2003 Equity Incentive Plan, of which 5,023,922 shares are available for issuance. We are seeking shareholder approval at the annual meeting of a new 2007 Omnibus Incentive Plan, under which we could issue up to 4,800,000 shares of our Class A and/or Class B common stock in the form of stock-based awards and we could also issue cash-based awards that are fully tax deductible by us. If the shareholders approve the 2007 Omnibus Incentive Plan, it would replace our 2003 Equity Incentive Plan and no further awards would be granted under the 2003 plan.

Employee Stock Purchase Plan. We also maintain the 2003 Employee Stock Purchase Plan under which all of our employees, including our named executive officers, are permitted on or about each June 30 and December 31 to purchase through accumulated payroll deductions shares of our Class B common stock at a 10% discount to the closing price of the Class A common stock on the New York Stock Exchange on the purchase date. We believe that this broad-based plan encourages stock ownership by all ranks of our employees, thereby encouraging them to think like owners.

Retirement Benefits

Our named executive officers are eligible to participate in the following retirement plans:

•	a tax-qualified 401(k) plan

•	a tax-qualified pension plan

•	a nonqualified supplemental benefit plan, and

•	a nonqualified deferred compensation plan.

We believe that, collectively, these plans facilitate retention and encourage our employees to accumulate assets for retirement. The 401(k) plan is a tax-qualified defined contribution benefit plan covering substantially all our employees. The plan allows employees to defer up to 50% of their eligible wages, up to the IRS limit, on a pre-tax basis. In addition, employees can contribute up to 50% of their eligible wages after taxes, subject to a maximum combined total contribution of 50% of eligible wages. Each employee who elects to participate is eligible to receive company matching contributions. We may contribute $0.50 for each dollar contributed by the participant, up to 5% of eligible wages as defined by the plan.

A description of the tax-qualified pension plan and both of the nonqualified plans, the benefits of our named executive officers under those plans, and the terms of their participation can be found in the Pension Benefits and Nonqualified Deferred Compensation tables and the discussion following those tables, beginning on page 31 of this Proxy Statement.

Other Benefits and Perquisites

Our named executive officers participate in various health, life, and disability programs that are generally made available to all salaried employees. The only perquisite that we make available to our named executive officers that we do not extend to all employees is membership in one or two social clubs of the executive’s choosing. While our executives are allowed personal use of such club memberships, they are encouraged to and do consistently use such membership for business entertainment purposes. The cost to us of these club memberships for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table on page 26 of this Proxy Statement.

Equity Grant Practices

Historically we have not timed the grant of equity awards to coincide with, precede or follow the release of material non-public information. In December 2006, our Board adopted an internal policy on administration and accounting for equity awards. This policy provides, among other things, that annual merit-based equity awards will be approved at the regularly scheduled meeting of the Compensation Committee held in January or February of each year, and the grant date for such awards will be the third trading day after the release of our year-end earnings for the prior year. We would expect our stock price at that time to reflect the market’s reaction to the recent release of our financial information. The equity grant policy requires that annual grants, if any are to be made at all, will be approved at that January or February meeting even if the Compensation Committee in fact is aware of material non-public information at that time. By adhering to this strict schedule for annual grants, the Compensation Committee would not be influenced by whether the non-public information it may have would likely result in an increase or decrease in our stock price. The equity grant policy also provides that any equity grants that are not annual merit-based awards (such as grants to newly hired or promoted employees or other off-cycle awards) will be made on the later of (i) approval of such grant by the Compensation Committee or (ii) the first business day of the month following the triggering event, unless the Compensation Committee specifies a different grant date, which is on or after the approval date. By regulating the timing of equity grants, we intend to eliminate any possibility or perception that grant dates might be timed to take advantage of a favorable stock price.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our named executive officers. Until the 2007 annual meeting date, compensation that we paid pursuant to plans and arrangement that were in place prior to our initial public offering is generally exempt from this deduction limitation. However, any compensation arrangement entered into with our named executive officers after the date of the 2007 annual meeting will be subject to the Section 162(m) deduction limit unless it qualifies for the performance-based compensation exemption from Section 162(m).

The 2007 Omnibus Incentive Plan that we are recommending for approval by our shareholders at the annual meeting, as described in the “Proposal to Approve the 2007 Omnibus Incentive Plan,” is designed to allow the Compensation Committee to grant incentive awards that will qualify for the performance-based compensation exemption from Section 162(m). However, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program, such as most stock options or stock appreciation rights and performance-based incentive awards, will be designed to qualify as performance-based compensation under Section 162(m), while others, such as the grant of service-based restricted stock awards, will not. The Compensation Committee will regularly review this issue.

We continue to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes substantial limitations and conditions on nonqualified deferred compensation plans, including certain types of equity compensation and separation pay arrangements. We intend to amend our compensation arrangements, if necessary, in order to ensure their full compliance with Section 409A before the current transition period expires on December 31, 2007.

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment, although a consideration, is not expected to have a material effect on our selection of forms of compensation.

Severance Pay Arrangements

We have an employment agreement with Mr. Smith, dated February 8, 2005, as amended on January 29, 2007, which provides, among other things, that, in the event of his termination without cause or his resignation for good reason (as defined in the agreement), he will be entitled to receive certain compensation and benefits.

On January 29, 2007 we entered into change in control agreements with four of our executive officers, including Messrs. Bonaiuto and Kiel and Ms. Brenner, which provide certain severance benefits in the event the officer is terminated without cause or resigns for good reason within a period of two years after a change in control of the Company. We believe the best time to consider the appropriateness of change of control provisions is when a change of control is not imminent and before the lack of such a plan poses a risk to corporate policy effectiveness. It is natural, in the face of a pending change in control, for executives to be concerned and distracted by uncertainty as to their ongoing role in the organization after the transaction. We recognize the importance of reducing the risk that these personal concerns could influence executive officers considering strategic opportunities that may include a change of control of the company. We believe that the change in control agreements appropriately balance the cost to the company relative to potential damage from distraction or loss of key executives in connection with a potential change in control that could benefit our shareholders.

Both Mr. Smith’s employment agreement and the change in control agreements provide that we will not make a tax gross-up payment to cover any excise taxes that may be imposed in the case of a change in control. Instead, the benefits under the agreements will be reduced, to the extent necessary, to avoid the imposition of such an excise tax.

Detailed information regarding Mr. Smith’s employment agreement and the change in control agreements and the benefits they provide is included in the paragraphs following the Summary Compensation Table on page 26, and in the Post-Termination Benefits section beginning on page 34 of this Proxy Statement.

Stock Ownership Guidelines

In 2005, we established stock ownership guidelines for our directors and certain executive officers as a way to better align the financial interests of our directors and executive officers with those of our shareholders. The stock ownership guidelines for our named executive officers, other than Mr. Prather, are as follows:

Share Ownership Requirement
Mr. Smith	175,000 shares
Mr. Bonaiuto	75,000 shares
Mr. Kiel	75,000 shares
Ms. Brenner	75,000 shares

Equity awards granted to these officers may be used to satisfy their stock ownership requirements. Attainment of these ownership levels is reviewed regularly by the Compensation Committee. Those subject to stock ownership guidelines are expected to meet the guidelines by 2010 or, for new hires, within five years of their hire date. As of December 31, 2006, each of our named executive officers other than Ms. Brenner had met his ownership requirements. Mr. Prather is not subject to the stock ownership requirements because such requirements were established only for senior corporate executives and heads of business units.

Each of our named executive officers, other than Ms. Brenner, acquired more than 96% of the shares they now hold prior to the time we offered publicly traded Class A shares in our company. Units of beneficial interest under the Journal Employees Stock Trust Agreement were purchased by each of the named executive officers, other than Ms. Brenner, during their career with us and converted into Class B shares as part of our share exchange in September 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board oversees the compensation program of Journal Communications, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the above Compensation Discussion and Analysis. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, each of which will be filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

By the Compensation Committee:

Roger D. Peirce, Chairman

Mary Ellen Stanek

Jeanette Tully

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid to or earned by our named executive officers for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)	(g)		(h)(3)	(i)(4)	(j)
Steven J. Smith Chairman and Chief Executive Officer (PEO)	2006	700,000	126,000	291,145	—	—		241,584	13,923	1,372,652

Paul M. Bonaiuto Executive Vice President and Chief Financial Officer (PFO)	2006	393,000	42,444	110,508	—	—		63,722	15,726	625,400

Douglas G. Kiel President Chief Executive Officer of Journal Broadcast Group	2006	493,000	273,950	162,509	—	—		128,087	14,115	1,071,661

Elizabeth Brenner Executive Vice President Chief Operating Officer of Publishing Group	2006	417,115	43,200	145,951	—	—		26,866	7,255	640,387

James P. Prather Vice President Executive Vice President of Television and Radio Operations	2006	355,000	38,340	5,216	—	188,902	(5)	37,422	3,700	628,580

(1)

Reflects the portion of the annual bonus earned under our Annual Management Incentive Plan that was based on personal performance. For Mr. Kiel, this column also reflects an additional discretionary bonus of $200,000 granted to him as a result of the financial performance of our broadcast operations during 2006.

(2)

Represents the accounting expense we recognized in 2006 for awards of unrestricted stock, restricted stock and performance units held by the named executive officer, but calculated without regard to any estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our income statement for 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R) or, with respect to awards granted prior to 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation (which we refer to as FAS 123). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table beginning on page 28 of this Proxy Statement, as well as the performance unit awards we granted in 2005 under the Executive Management Incentive Plan for which we continued to recognize expense in 2006 even though the awards ultimately failed to vest and the executives received no value from those awards (for which the expense included in the table was $169,645 for Mr. Smith, $61,908 for Mr. Bonaiuto, $89,609 for Mr. Kiel and $49,985 for Ms. Brenner).

(3)	Amounts reflect the 2006 increase in actuarial present value of each named executive officer’s benefit under our defined benefit pension plan and SERP.

(4)	Amounts included in this column are reflected in the following table.

	Smith	Bonaiuto	Kiel	Brenner	Prather
Employer contribution to Investment Savings Plan	$3,700	$5,150	$3,700	$3,700	$3,700
Club Membership	$10,223	$10,576	$10,415	$3,555	—
(5)

Reflects the portion of the annual bonus earned under our Annual Management Incentive Plan that was based on financial performance. The bonus earned for the personal performance component of the annual bonus plan is reflected in the “Bonus” column of this table. Also includes $41,437 earned by Mr. Prather in 2006 under the 2005-2006 EBITDA plan.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2006 to our named executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table shows the actual number of restricted and unrestricted stock awards granted to our named executives in 2006 and the grant date fair value of these awards. It also shows the potential payouts as of the beginning of 2006 for the financial-component portion of our annual bonus plan for 2006, which is a form of non-equity incentive plan.

Name (a)	Grant Date (b)	Approval Date, if different from Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Full Grant Date Fair Value of Award ($)(2) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Smith	2/1/2006		168,000	336,000	504,000
	12/11/06	12/10/06							10,000	(3)			121,500

Bonaiuto	2/1/2006		62,880	125,760	188,640
	12/11/06	12/10/06							4,000	(3)			48,600

Kiel	2/1/2006		98,600	197,200	295,800
	12/11/06	12/10/06							6,000	(3)			72,900

Brenner	2/1/2006		64,000	128,000	192,000
	2/3/2006	2/1/2006							10,000	(4)			126,800
	12/11/06	12/10/06							6,000	(3)			72,900

Prather	2/1/2006		51,120	102,240	153,360
	2/3/2006	2/1/2006							300	(4)			3,804

(1)

Represents potential threshold, target and maximum payout opportunities for financial performance in 2006 under the annual bonus plan. The total opportunity levels under the annual bonus plan (including the financial and personal performance components) are based on a percentage of base salary as follows: Mr. Smith, 30%, 60% and 90%; Mr. Bonaiuto, 20%, 40% and 60%; Mr. Kiel, 25%, 50% and 75%; Ms. Brenner, 20%, 40% and 60%, and Mr. Prather, 18%, 36% and 54%. No amounts were earned by our named executive officers in 2006 under the financial performance component of the annual bonus plan other than Mr. Prather, whose bonus was based on achieving 90% of the financial targets for our broadcast business and 100% of the financial targets for his region. Bonuses earned under the personal performance component of the plan are shown in the “Bonus” column of the Summary Compensation Table above. The personal performance component together with the financial performance component cannot exceed the maximum percentage of salary indicated above.

(2)	Represents the aggregate grant date fair value of each stock award. The grant date fair value of the awards is determined pursuant to FAS 123R.
(3)

Award of unrestricted stock under the 2003 Equity Incentive Plan, approved by the compensation committee on December 10, 2006 and granted on December 11, 2006. These one-time awards were granted in recognition of the fact that we were not able to establish a performance-share award for the 2006-2007 cycle due to the impending spin-off or sale of our telecommunications business during much of 2006.

(4)

Award of time-vesting restricted stock under the 2003 Equity Incentive Plan, approved by the compensation committee February 1, 2006 and granted on February 3, 2006. The award to Ms. Brenner is scheduled to vest on February 3, 2011, and the award to Mr. Prather is scheduled to vest on February 3, 2009.

Awards Granted under the Annual Bonus Plan. The Compensation Discussion and Analysis on page 14 of this Proxy Statement describes our Annual Management Incentive Plan under which our named executive officers are eligible to receive annual cash bonuses based on a combination of their individual performance and the achievement of financial goals with respect to our consolidated and business unit operations. 80% of the annual bonus opportunity in 2006 was based on financial performance and 20% was based on an assessment the officer’s individual performance. Mr. Kiel also received an additional discretionary bonus of $200,000 based on the financial performance of our broadcast operations during 2006.

Employment Agreement with Mr. Smith. We maintain an employment agreement with Mr. Smith, our Chairman and Chief Executive Officer, which was in place during 2006 and amended in January 2007. Pursuant to his employment agreement, Mr. Smith is entitled to an annual base salary of not less than his current base salary, as increased from time to time, and he is entitled to participate in all short-term and long-term incentive compensation plans, and savings, retirement and welfare plans and programs offered by us to our senior executives from time to time. Mr. Smith’s annual and long-term incentive target opportunities are required to be equal to or higher than the target opportunities set for other senior executive officers. The term of Mr. Smith’s employment agreement will expire on April 10, 2016. However, if a change of control of the company occurs within two years prior to the expiration of the term of the employment agreement, the term will be extended for a period of two years following the date of the change in control. More information about Mr. Smith’s employment agreement and the benefits it confers begins on page 34 of this Proxy Statement, under the heading “Post-Termination Benefits.”

Stock Awards. On February 3, 2006, we granted 10,000 shares of restricted stock to Ms. Brenner and 300 shares of restricted stock to Mr. Prather. Ms. Brenner’s restricted stock award vests in full after five years of service after the grant date. Mr. Prather’s restricted stock awards vests in full after completion of three years of service after the grant date. Pursuant to the terms of the 2003 Equity Incentive Plan, upon the earlier occurrence of a change in control, or the executive’s termination of service with us due to death, disability or retirement (as such terms are defined in the 2003 plan), the restricted stock will become immediately vested and non-forfeitable. The holders of these stock awards have the rights and privileges of a shareholder as to the shares of Class B Common Stock covered by their restricted stock grants, including the right to receive dividends and the right to vote such shares. In December 2006 we granted unrestricted awards of our Class B Common Stock to Messrs. Smith, Bonaiuto and Kiel and Ms. Brenner. These awards were made in recognition of the fact that we were not able to establish a performance-share award for the 2006-2007 cycle due to the impending sale of Norlight, our former telecommunications subsidiary.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006 with respect to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Smith	—	—	—	—	—	—		—	—	—
Bonaiuto	—	—	—	—	—	—		—	—	—
Kiel	—	—	—	—	—	—		—	—	—
Brenner	—	—	—	—	—	10,000	(2)	126,100	—	—
Prather	—	—	—	—	—	300	(3)	3,783	—	—
	—	—	—	—	—	750	(4)	9,458	—	—

(1)	Reflects the value as calculated by multiplying the number of shares of restricted stock by $12.61, the closing price of our Class A Common Stock on December 29, 2006, the last trading day in 2006.
(2)	Restricted stock awarded to Ms. Brenner on February 3, 2006 under the 2003 Equity Incentive Plan. 100% of the shares vest on February 3, 2011, the fifth anniversary of the date of grant.
(3)	Restricted stock awarded to Mr. Prather on February 3, 2006 under the 2003 Equity Incentive Plan. 100% of the shares vest on February 3, 2009, the third anniversary of the date of grant.
(4)	Restricted stock awarded to Mr. Prather on February 4, 2005 under the 2003 Equity Incentive Plan. 100% of the shares vest on February 4, 2008, the third anniversary of the date of grant.

Option Exercises and Stock Vested

The following table shows the amounts realized by our named executive officers in 2006 from the exercise or vesting of equity awards.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)(1)	Value Realized on Vesting ($) (e)
Smith	—	—	10,000	121,500
Bonaiuto	—	—	4,000	48,600
Kiel	—	—	6,000	72,900
Brenner	—	—	6,000	72,900
Prather	—	—	—	—

(1)	These unrestricted stock awards were granted and vested on the same day, December 11, 2006.

Pension Benefits

The following table sets forth certain information with respect to the potential benefits to our named executive officers under our qualified pension and supplemental executive retirement plans as of December 31, 2006.

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (1) (d)	Payments During Last Fiscal Year ($) (e)
Smith	Employees’ Pension Plan	29	389,774	—
	Supplemental Benefit Plan	29	1,629,222	—
Bonaiuto	Employees’ Pension Plan	11	138,617	—
	Supplemental Benefit Plan	11	236,289	—
Kiel	Employees’ Pension Plan	19	269,846	—
	Supplemental Benefit Plan	19	666,652	—
Brenner	Employees’ Pension Plan	1	11,344	—
	Supplemental Benefit Plan	1	15,522	—
Prather	Employees’ Pension Plan	14	106,459	—
	Supplemental Benefit Plan	14	127,212	—

(1)

The actuarial present value of the accumulated plan benefits was calculated using the accrued benefit valuation method and the following assumptions: a discount rate of 5.90%; normal retirement age based on the Social Security Normal Retirement Age, which varies based on the participant’s year of birth; and a post-retirement mortality rate derived from the RP2000 Combined Healthy Mortality Table (with no mortality assumed pre-retirement).

Employees’ Pension Plan

The Employees’ Pension Plan (Pension Plan) is a defined benefit pension plan that provides benefits for our employees as well as employees of certain of our subsidiaries who meet minimum age and service eligibility requirements. The Pension Plan is completely funded by us. Our contributions are accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974.

Subject to certain limitations, the monthly retirement benefit under the Pension Plan, assuming attainment of the retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average compensation for the last five years of employment, number of years of benefit service, and an actuarially determined Social Security offset.

The retirement benefit for our named executive officers other than Messrs. Smith and Kiel under the Pension Plan is a monthly pension equal to 1/12th of the amount determined as follows:

•	0.65% of final average compensation times years of service (up to 35 years), plus

•	0.40% of final average compensation times years of service from 35 to 40 years, plus

•	0.65% of final average compensation in excess of “Covered Compensation” times years of service (up to 35 years).

For purposes of this formula, “compensation” in a given year means the participant’s gross annual compensation, excluding long-term incentive compensation that may be paid in cash or stock. “Covered Compensation” means average Social Security wage base during the 35-year period ending with the year in which the participant reaches the Social Security normal retirement age.

Messrs. Smith and Kiel were participants in the Pension Plan prior to December 31, 1998, when a different formula was in effect. Their Pension Plan benefit consists of the benefit account accrued as of December 31, 1998 under the prior plan formula plus the benefits determined under the above formula for service after December 31, 1998.

Our employees automatically become participants in the Pension Plan on their entry date, which is the January 1, or July 1 after reaching age 21 and completing one year of eligible service with 1,000 hours, except for employees hired after May 1, 2006. Pension Plan benefits will begin when a participant reaches normal retirement age for Social Security purposes. Benefits can begin as early as age 60, but the benefit will be lower than at normal retirement age. No named executive officer who is a participant in the Pension Plan had reached age 60 as of December 31, 2006.

During 2006, employees eligible to participate in the Pension Plan were given a choice to either stay in the Pension Plan or freeze participation in the Pension Plan on December 31, 2006 and receive a 3% annual employee contribution to our 401(k) plan starting in 2007. None of our named executive officers elected to freeze his or her participation in the Pension Plan.

Supplemental Executive Retirement Plan

Our Supplemental Executive Retirement Plan (SERP) is an unfunded, nonqualified defined benefit retirement plan. Under the SERP, certain executives are eligible to receive a retirement benefit based on the benefit they would receive under the Pension Plan or the Investment Savings Plan, which is our 401(k) plan (ISP). Benefits payable under the SERP are calculated without regard to the limitations imposed by the Internal Revenue Code (“Code”) on the amount of compensation that may be taken into account under the Pension Plan or ISP. The purpose of the SERP is to supplement the benefits payable under the Pension Plan or ISP.

The Compensation Committee determines participants in the SERP, except for those individuals grandfathered as participants in the SERP as of December 31, 2006. Eligible employees include those executives whose benefits under the Pension Plan or ISP are affected by Code limitations. Each of our named executive officers participates in the SERP.

Amount of Supplemental Benefit. Executives who participated in the Pension Plan will receive a supplemental benefit equal to the excess, if any, of (i) the monthly benefit payable to the executive under the Pension Plan, computed without regard to the Code limitations, but taking into account for purposes of compensation under the Pension Plan only base pay plus annual incentive compensation (including any deferred amounts of base pay and annual incentive compensation), over (ii) the amount of monthly benefit actually payable to the executive under the Pension Plan as limited by the Code.

Executives who received an annual employer contribution pursuant to the ISP will receive a supplemental benefit based on the amount credited to an account established for the executive. At the time the annual employer contribution to the ISP is made on behalf of the executive for such year, an amount will be credited to the executive’s account equal to the difference between: (i) the annual employer contribution that would be made to the ISP computed without regard to Code limitations, but taking into account for purposes of compensation under the ISP only base pay (including any deferred amounts of base pay); and (ii) the amount of the annual employer contribution actually made on behalf of the executive under the ISP as limited by the Code. Earnings will be credited to the account of each executive, from time to time, at the rate determined by the Compensation Committee.

Benefits which become payable to an executive under the SERP will be payable at the same time, in the manner and for the same duration as the benefits which are payable to the executive under the Pension Plan or the ISP.

For purposes of the SERP, “compensation” is an executive’s gross annual compensation, excluding long-term incentive compensation that may be paid in cash or stock.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to contributions to and withdrawals from our Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) by our named executive officers during the fiscal year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)		Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Smith	—		—	—	—	—
Bonaiuto	—		—	—	—	—
Kiel	—		—	—	—	—
Brenner	—		—	—	—	—
Prather	10,165	(1)	—	6,608	—	107,885

(1)	This amount is included in the “Salary” column of the Summary Compensation table on page 26 of this Proxy Statement.

Our Deferred Compensation Plan allows participants to defer a portion of their base salary and a portion or all of their payment from the annual bonus plan. There is no limitation on the amount participants may choose to defer. The participant’s deferrals receive an annual return based on the prime interest rate minus 1.5%.

Executives may elect to receive their distribution in a lump sum or annual installments over a period of ten years. Upon the executive’s death, his or her beneficiary will receive the distribution in the same manner as which the executive elected to receive the distribution, unless distributions have not commenced. In such event, the beneficiary will receive the distribution in five annual installments. The plan administrator may, in its discretion, accelerate any payments due to a beneficiary. In the event of an unforeseeable emergency (as defined) either before or after the commencement of payments under the Deferred Compensation Plan, an executive may request that all or any portion of his or her benefits be paid in one or more installments prior to the normal time for payment of such amounts.

POST-TERMINATION BENEFITS

Employment Agreement with Mr. Smith. As mentioned in the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement, on January 29, 2007, we amended the existing employment agreement with Mr. Smith. The employment agreement provides benefits to Mr. Smith in the event of his termination of employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below.

Termination for Cause; Resignation without Good Reason. If Mr. Smith is terminated for cause or resigns without good reason (as such terms are defined in the agreement), he will receive only the salary that is accrued through the date of termination. No special severance benefits are payable.

Termination Due to Death or Disability. If Mr. Smith dies, or if we terminate his employment due to his disability, Mr. Smith (or his estate) will receive any salary accrued through the date of termination, plus a pro-rata portion of his target annual bonus earned through the date of termination.

Termination without Cause; Resignation for Good Reason. If Mr. Smith’s employment is terminated by us without cause or if he resigns for good reason, then in addition to accrued salary, he will be entitled to a prorata target annual bonus for the year of termination and a severance payment equal to three times his then-current annual salary and target annual bonus. In addition, all of Mr. Smith’s outstanding equity awards will vest as of the date of termination, and we will continue to provide him with group health coverage for a period of 36 months.

If a change in control occurs, for the following two years, Mr. Smith’s target annual bonus opportunity will be no less than it was for the last full fiscal year prior to the change in control. Also, in the event of a change in control (other than a management-led buy-out or similar transaction in which Mr. Smith or a group of which he is a member participates as an acquiror), Mr. Smith may terminate his employment for any reason during the 30-day period immediately following the six-month anniversary of the change in control and receive the severance benefits provided by the employment agreement as if he had terminated for good reason, as described above.

The employment agreement provides that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Restrictive Covenants. Mr. Smith’s employment agreement contains confidentiality, noncompetition and employee nonsolicitation covenants that apply during his employment with us and for 24 months after his termination of employment.

Benefits to Other Named Executive Officers in the Event of a Change in Control. On January 29, 2007, we entered into change in control agreements with Mr. Bonaiuto, Mr. Kiel and Ms. Brenner. Each agreement provides severance payments and benefits to the executive if his or her employment is terminated without cause or the executive resigns for good reason within two years after a change in control (as such terms are defined in the agreements).

The severance payments and benefits include a prorata target annual bonus for the year of termination and a severance payment equal to a multiple (2 in the case of Mr. Kiel and Ms. Brenner, and 1.5 in the case of Mr. Bonaiuto) of the executive’s then-current annual salary and target annual bonus. In addition, all of the executive’s outstanding equity awards will vest as of the date of termination, and we will continue to provide the executive with group health coverage for a period of time after his or her termination (24 months in the case of Mr. Kiel and Ms. Brenner, and 18 months in the case of Mr. Bonaiuto) except that our obligation to provide health coverage will end if the executive becomes employed by another employer that provides him or her with group health benefits.

The agreements provide that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Restrictive Covenants. Each of the agreements contains confidentiality and employee nonsolicitation covenants that apply during the executive’s employment with us and for a certain period of time after his or her termination of employment (24 months in the case of Mr. Kiel and Ms. Brenner, and 18 months in the case of Mr. Bonaiuto). Mr. Kiel’s and Ms. Brenner’s agreements also contain a noncompetition covenant that applies for 24 months after he or she terminates employment, unless the executive timely waives the severance benefits provided by the change in control agreement, in which case the noncompetition covenant will not apply.

Summary of Termination Payments and Benefits. The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 31, 2006 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2006, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.

STEVEN J. SMITH

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)	Death ($)	Long-Term Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
Cash Severance	—	3,360,000	—	—	—	3,360,000
Vested Account Balances (1)
Pension Plan	389,774	389,774	389,774	194,887	389,774	389,774
SERP	1,629,222	1,629,222	1,629,222	814,611	1,629,222	1,629,222
Benefit Continuation (2)	—	34,755	—	—	—	34,755
Retiree Medical (3)	23,259	23,259	23,259	—	23,259	23,259
TOTAL	2,042,255	5,437,010	2,042,255	1,009,498	2,042,255	5,437,010

(1)	Represents amounts vested irrespective of termination of employment.
(2)	Represents 36 months of company paid COBRA for medical and dental coverage based on 2006 rates.
(3)	Represents actuarially calculated present value of retiree medical benefit until age 65.

PAUL M. BONAIUTO

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)	Death ($)	Long-Term Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
Cash Severance	—	—	—	—	—	825,300
Vested Account Balances (1)
Pension Plan	138,617	138,617	138,617	69,309	138,617	138,617
SERP	236,289	236,289	236,289	118,145	236,289	236,289
Benefit Continuation (2)	—	—	—	—	—	17,378
Retiree Medical (3)	1,686	1,686	1,686	—	1,686	1,686
TOTAL	376,592	376,592	376,592	187,454	376,592	1,219,270

(1)	Represents amounts vested irrespective of termination of employment.
(2)	Represents 18 months of company paid COBRA for medical and dental coverage based on 2006 rates.
(3)	Represents actuarially calculated present value of retiree medical benefit until age 65.

DOUGLAS G. KIEL

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)	Death ($)	Long-Term Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
Cash Severance	—	—	—	—	—	1,479,000
Vested Account Balances (1)
Pension Plan	269,846	269,846	269,846	134,923	269,846	269,846
SERP	666,652	666,652	666,652	333,326	666,652	666,652
Benefit Continuation (2)	—	—	—	—	—	23,170
Retiree Medical (3)	9,695	9,695	9,695	—	9,695	9,695
TOTAL	946,193	946,193	946,193	468,249	946,193	2,448,363

(1)	Represents amounts vested irrespective of termination of employment.
(2)	Represents 24 months of company paid COBRA for medical and dental coverage based on 2006 rates.
(3)	Represents actuarially calculated present value of retiree medical benefit until age 65.

ELIZABETH BRENNER

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)	Death ($)	Long-Term Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
Cash Severance	—	—	—	—	—	1,204,000
Equity Vesting (1)	—	—	126,100	126,100	126,100	126,100
Benefit Continuation (2)	—	—	—	—	—	20,494
TOTAL	0	0	126,100	126,100	126,100	1,350,594

(1)	Based on $12.61 closing price as of December 29, 2006, the last trading day of 2006.
(2)	Represents 24 months of company paid COBRA for medical, dental and vision coverage based on 2006 rates.

JAMES PRATHER

Type of Payment	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)	Death ($)	Long-Term Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control ($)
Cash Severance	—	—	—	—	—	—
Equity Vesting(1)
Feb 4, 2005 Restricted Stock Grant	—	—	9,458	9,458	9,458	6,002
Feb 3, 2006 Restricted Stock Grant	—	—	3,783	3,783	3,783	1,148
Subtotal Equity Vesting	—	—	13,241	13,241	13,241	7,150
Vested Account Balances(2)
Pension Plan	106,459	106,459	106,459	53,230	106,459	106,459
SERP	127,212	127,212	127,212	63,606	127,212	127,212
TOTAL	233,671	233,671	246,912	130,077	246,912	240,821

(1)	Based on $12.61 closing price as of December 29, 2006, the last trading day of 2006.
(2)	Represents amounts vested irrespective of termination of employment.

DIRECTOR COMPENSATION

The following tables provide information about the compensation earned by our non-employee directors during 2006 and their equity holdings as of December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (2) (c) (2)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Don H. Davis, Jr.	—	106,396	—	—	—	—	106,396
David J. Drury	68,250	42,596	—	—	—	—	110,846
David G. Meissner	—	92,635	—	—	—	—	92,635
Jonathan Newcomb	58,500	43,275	—	—	—	—	101,775
Roger D. Peirce	74,250	42,596	—	—	—	—	116,846
Mary Ellen Stanek	62,050	42,596	—	—	—	—	104,646
Jeanette Tully	53,250	43,275	—	—	—	—	96,525

(1)

Except for Messrs. Davis and Meissner, who elected to take all their director compensation for 2006 in the form of stock awards, the amounts in this column reflect the sum of the basic annual retainer, committee retainer and meeting fees earned by each director as shown below:

Director	Role	Basic Annual Retainer ($)	Committee Retainer ($)	Meeting Fees ($)
Davis	Lead Director Chair, Nominating and Corporate Governance Committee	30,000	10,000	23,251
Drury	Chair, Audit Committee	30,000	7,500	30,750
Meissner	Director	30,000	—	18,755
Newcomb	Director	30,000	—	28,500
Peirce	Chair, Compensation Committee	30,000	7,500	36,750
Stanek	Chair, Human Resources Committee	30,000	5,000	27,050
Tully	Director	30,000	—	23,250

(2)

The amounts in this column represent the accounting expense we recognized in 2006 for stock awards held by our non-employee directors. The amounts included in the table include the amount recorded as expense in our income statement for 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described below, which were granted in 2006, as well as awards granted in 2004 and 2005 for which we continued to recognize expense in 2006.

The following table shows the shares of stock awarded to each director during 2006, and the aggregate grant date fair value for each award.

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)	Full Grant Date Fair Value of Award ($)
Davis	February 14, 2006 (1)	1,158	14,498
	April 27, 2006	3,000	35,160
	April 27, 2006 (1)	1,174	13,759
	July 11, 2006 (1)	1,428	15,994
	October 10, 2006 (1)	1,146	13,007
	December 12, 2006 (1)	488	5,993
Drury	April 27, 2006	3,000	35,160
Meissner	February 14, 2006 (1)	959	12,007
	April 27, 2006	3,000	35,160
	April 27, 2006 (1)	832	9,751
	July 11, 2006 (1)	937	10,494
	October 10, 2006 (1)	926	10,510
	December 12, 2006 (1)	488	5,993
Newcomb	April 27, 2006	3,000	35,160
Peirce	April 27, 2006	3,000	35,160
Stanek	April 27, 2006	3,000	35,160
Tully	April 27, 2006	3,000	35,160

(1)	Represents stock elected to be received in lieu of cash compensation in 2006.

The following table shows the aggregate numbers of shares of restricted stock held by each of our non-employee director as of December 31, 2006:

Director	Restricted Stock	Grant Date
Davis	—
Drury	—
Meissner	1,500	May 4, 2004
Newcomb	1,500	February 8, 2005
Peirce	—
Stanek	—
Tully	1,500	February 8, 2005

Annual Retainer. Our non-employee directors receive a base annual retainer of $30,000.

Committee Retainers. Mr. Davis received an additional $10,000 for his role as Lead Director and chair of the Nominating and Corporate Governance Committee. The chairs of the Audit and Compensation Committees received an additional annual retainer of $7,500 and the chair of the Human Resources Committee received an additional annual retainer of $5,000.

Meeting Fees. In 2006, non-employee directors received $1,500 for each Board or committee meeting attended except for teleconference meetings where he or she received a $750 fee. Effective in 2007, the teleconference meeting fee will be increased to $1,000.

Stock Awards. Our non-employee directors receive shares of unrestricted stock at each Annual Meeting. The number of shares in the annual grant in 2006 was 3,000. Effective in 2007, non-employee directors will receive 5,000 shares of unrestricted stock at each Annual Meeting.

Other. We reimburse directors for their reasonable travel expenses relating to attendance at Board or committee meetings.

Meeting Attendance. Board members are expected to attend all Board meetings and all annual and special meetings of our shareholders. All members of the Board were present at our 2006 Annual Meeting of Shareholders.

Stock Ownership Policy. In 2005, we established stock ownership guidelines for our directors and certain executive officers as a way to better align the financial interests of our directors and executive officers with those of our shareholders. Directors are required to own 10,000 shares of stock. Attainment of these ownership levels will be reviewed regularly by the Compensation Committee. Directors should meet the guidelines by 2010 or, for new directors, within five years of his or her start date. As of December 31, 2006, all of our directors other than Mr. Newcomb and Ms. Tully had achieved his or her stock ownership requirements.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed the audited financial statements for 2006 with management. The Audit Committee also discussed the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company’s independent auditors, Ernst & Young LLP. The Audit Committee received a written disclosure and letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:

David J. Drury, Chairman

Jonathan Newcomb

Roger D. Peirce

ERNST & YOUNG LLP DISCLOSURE

The Audit Committee of the Board appointed Ernst & Young LLP as our independent auditors for 2006, and we expect the Audit Committee of the Board to appoint Ernst & Young LLP as our independent auditors for 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Ernst & Young LLP has served as our independent auditors for over 80 years. During 2006, Ernst & Young LLP performed an annual audit of our consolidated financial statements for inclusion in the annual report to shareholders and required filings with the Securities and Exchange Commission.

Audit Fees. Ernst & Young LLP served as our independent auditors in 2006. The aggregate audit fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2006 and December 25, 2005 were $873,896 and $701,208, respectively. Audit fees include fees billed for professional services rendered for the audit of our annual financial statements and management’s assessment under Section 404 of the Sarbanes Oxley Act, the review of quarterly financial statements and statutory and regulatory filings.

Audit-Related Fees. The aggregate audit-related fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2006 and December 25, 2005 were $27,622 and $12,107, respectively. Audit-related fees include fees billed for assurance and related services for attest services and consultations concerning financial accounting and reporting matters not classified as audit as well as consultation on the accounting for the settlement of the class action lawsuit at our publishing business and our executive management incentive compensation plan.

Tax Fees. The aggregate tax fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2006 and December 25, 2005 were $67,517 and $0, respectively. Tax fees include fees billed for professional services rendered for tax compliance, tax advice and tax planning, as well as services related to the tax-free treatment of the proposed spin-off of our telecommunications business.

All Other Fees. All other fees for products and services other than those in the above three categories billed by Ernst & Young LLP for the fiscal years ended December 31, 2006 and December 25, 2005 were $485,247 and $241,335, respectively. These fees were billed for services related to the stand-alone audit of our telecommunications business.

Our Audit Committee does not consider the provision of non-audit services by Ernst & Young LLP to be incompatible with maintaining auditor independence. Pursuant to the provisions of the Audit Committee charter, all audit services and all permitted non-audit services (unless de minimis) provided by our independent auditors, as well as the fees and other compensation to be paid to them, must be approved in advance by our Audit Committee. All audit, audit-related, tax and other services provided by Ernst & Young LLP during 2006 were approved by our Audit Committee in accordance with 17 CFR 210.2-01(c)(7)(i) and the terms of the Audit Committee charter.

PROPOSAL TO APPROVE THE 2007 OMNIBUS INCENTIVE PLAN

On February 13, 2007, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”). The 2007 Plan will become effective as of the date it is approved by the shareholders.

The Company currently maintains the Journal Communications, Inc. 2003 Equity Incentive Plan, as amended (the “2003 Plan”). As of the record date, there were approximately 5,023,922 shares of the Company’s Class B common stock (the “Class B Stock”) reserved and available for future awards under the 2003 Plan. If the shareholders approve the 2007 Plan, all future equity grants to the Company’s employees, officers and directors will be made from the 2007 Plan, and the Company will not grant any additional awards under the 2003 Plan. The 2003 Plan as currently in effect will remain in effect if the Company’s shareholders do not approve the 2007 Plan.

A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix B.

Summary of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2007 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2007 Plan will be administered by the Compensation Committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan. The full Board may at any time elect instead to administer the 2007 Plan. If it does so, it will have all the powers of the Committee under the 2007 Plan.

Eligibility. The 2007 Plan permits the grant of incentive awards to employees, officers, and non-employee directors of the Company and its affiliates as selected by the Committee. As of the record date, the number of eligible participants was approximately 5,000. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2007 Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of the Company’s Class B Stock or the Company’s Class A common stock (the “Class A Stock”), which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Class A Stock or Class B Stock, as the case may be, on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted or deferred stock units, which represent the right to receive shares of Class A Stock or Class B Stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award);

•

dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of Class A Stock or Class B Stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 4,800,000. The 2007 Plan does not specify sub-limits as between the Class A Stock and Class B Stock that may be issued.

Limitations on Individual Awards. The maximum aggregate number of shares of Class A Stock or Class B Stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	750,000
Stock Appreciation Rights	750,000
Restricted Stock or Stock Units	750,000
Other Stock-Based Awards	750,000

The maximum aggregate dollar amount that may be paid with respect to cash awards under the 2007 Plan to any one participant in any fiscal year of the Company is three percent (3%) of the Company’s consolidated net earnings from continuing operations for such year as shown in the Company’s consolidated statements of earnings filed with its annual report to shareholders for the applicable year.

Limitation on Annual “Burn Rate.” The maximum aggregate number of shares of Class A Stock or Class B Stock with respect to awards that may be granted during any one fiscal year under the 2007 Plan is two percent (2%) of the total shares of Class A Stock and Class B Stock outstanding as of the last day of the prior fiscal year.

Performance Goals. All options and SARs granted under the 2007 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2007 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•      Revenue

•      Sales

•      Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•      Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•      Net income (before or after taxes, operating income or other income measures)

•      Market share

•      Improvements in capital structure

•      Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•      Business expansion or consolidation (acquisitions and divestitures)

•      Internal rate of return or increase in net present value

•      Cash (cash flow, cash generation or other cash measures)

•      Stock price or performance

•      Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•      Economic value added

•      Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•      Operating margins

•      Dividend payments

•      Working capital targets relating to inventory and/or accounts receivable

•      Productivity measures

•      Cost reduction measures

•      Strategic plan development and implementation

•      Operating measures such as growth in circulation, television and radio ratings and market share

•      Internal measures such as achieving a diverse workforce

•      Growth in digital products or competencies

•      New product development.

The Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•

all of that participant’s outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, or unless determined otherwise by the Committee, upon the termination of a participant’s service due to retirement, all of that participant’s unvested awards will lapse and any vested options and SARs will remain exercisable until the expiration of the original term of the option or SAR.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A) upon the occurrence of a change in control of the Company (as defined in the 2007 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•

all of that participant’s outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of the Class A Stock or Class B Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2007 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding Class A or Class B Stock into a lesser number of shares, the authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board or the Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2007 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2007 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionees alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2007 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan, are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2007 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2007 Plan.

Benefits to Named Executive Officers and Others

As of the record date, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2007 Plan in the future.

On March 6, 2007, the closing price per share of the Company’s Common Stock on the New York Stock Exchange was $12.95.

Vote Required

The affirmative vote of the holders of a majority of the shares of class A common stock, class B common stock and class C common stock, voting together as a single voting group, represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the 2007 Plan; provided that a majority of the outstanding shares of class A common stock, class B common stock and class C common stock are voted on the proposal. Any such shares not voted at the annual meeting with respect to the 2007 Plan (whether as a result of broker non-votes, abstentions or otherwise) will have no impact on the vote.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under all of our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders (3)	54,250	(1)	$18.25	8,444,862	(2)
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total

(1)	Represents options to purchase shares of Class B common stock under our 2003 Equity Incentive Plan.
(2)

Represents 5,683,232 shares available for issuance under our 2003 Equity Incentive Plan, all of which may be issued in the form of non-statutory stock options and 2,747,482 shares of which may be granted as restricted stock, performance shares, performance units or restricted stock units. Also includes 2,761,630 shares available for issuance under our Employee Stock Purchase Plan.

(3)

Reflects awards granted under our 2003 Equity Incentive Plan. If our shareholders approve the Journal Communications, Inc. 2007 Omnibus Incentive Plan, then no further awards will be granted under the 2003 Equity Incentive Plan from and after the date of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2007 PLAN.

CERTAIN TRANSACTIONS

Policies and Procedures Governing Related Person Transactions

Our Board adopted in February 2007 written policies and procedures regarding transactions with related persons. For purposes of the policy:

•	a “related person” means any of our directors, executive officers, nominees for director, five percent or greater shareholder or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director of the Company is required to disclose to the Nominating and Corporate Governance Committee certain information relating to related person transactions for review and approval or ratification by the Committee. The Nominating and Corporate Governance Committee must disclose any material related person transactions to the full Board.

Disclosure to the Nominating and Corporate Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the transaction or of a material change to such a transaction. Under the policy, the Committee’s decision to approve or ratify a related person transaction is to be based on the Committee’s determination that consummation of the transaction is in, or was not contrary to, the best interests of the Company.

Because the policy first became effective in February 2007, no related person transaction as described in this “Certain Transactions” section and occurring in 2006 was subject to the terms of the policy.

Agreement with Grant Family Shareholders

Pursuant to the terms and conditions of the shareholders agreement, dated May 12, 2003, among us, our predecessor company, Matex Inc. and the Abert Family Journal Stock Trust (the latter two of which including any successors thereto we refer to as the “Grant family shareholders”), the Grant family shareholders agreed not to transfer any of their shares during the three years following our initial public offering, except as otherwise provided for in the agreement or pursuant to a Board-approved business combination transaction or under Rule 144 of the Securities Act of 1933. In addition, the Grant family shareholders agreed that they will not exercise their rights under our articles of incorporation to purchase any available shares of class B common stock if, after the proposed purchase, the Grant family shareholders would own more than 17% of the class B common stock then outstanding.

Under the shareholders agreement, each year beginning in 2004, we may redeem, at 105% of the average closing price of the class A shares, class B shares then owned by the Grant family shareholders if the Grant family shareholders own more than 17% of the class B shares then outstanding. The Grant family shareholders may, however, before the redemption occurs, convert their class B shares subject to the redemption into class A shares without complying with the class B offer procedures set forth in our articles of incorporation.

The shareholders agreement provides the Grant family shareholders with certain rights to register with the Securities and Exchange Commission some or all of their shares for resale to the public. Beginning September 13, 2005, the Grant family shareholders have the right to “demand” the registration of their shares, for resale, subject to the limitations described below. The Grant family shareholders also have the right to participate in certain of our proposed stock offerings to the public, subject to certain conditions. Notwithstanding these rights, we will not be obligated to effect any Grant family shareholder “demand” to register shares within 180 days after (1) the effective date of a registration in which the Grant family shareholders were notified of their rights to participate in an offering of ours or (2) any other registration of theirs. In addition, we may postpone for up to 180 days the filing or the effectiveness of any such Grant family shareholders’ “demand” registration statement if our Board determines that effecting such registration would have certain negative consequences.

The shareholders agreement also provides that, beginning with the 2004 Annual Meeting of Shareholders, the Grant family shareholders will have the right to propose one director nominee to the Board (or, if the Board is comprised of more than 11 directors, the Grant family shareholders will have the right to propose two director nominees). This right terminates when the Grant family shareholders hold less than 5% of the outstanding shares of our common stock. The Grant family shareholders’ nominee will be subject to applicable professional and governance standards. In connection therewith, the Grant family shareholders agreed to take all actions necessary to elect all of our recommended nominees for director. At the 2004 Annual Meeting of Shareholders, the Grant family shareholders nominated, and our shareholders elected, David G. Meissner as a Class I director until the 2007 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Meissner is a nominee for director at the Annual Meeting as a Class I director and, if elected, will serve as a director until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Other Relationships

Ms. Stanek, one of our directors, is the President of Baird Funds, Inc. and a Managing Director, responsible for investment advisory business, of Robert W. Baird & Co., Incorporated (“Baird”). She is not part of the investment banking division of Baird. In 2006, we engaged Baird for investment banking and financial advisory services in connection with the sale and the previously proposed spin-off of our telecommunications business, and expect to make payment to Baird in the amount of $700,000 for those services. We also paid Baird brokerage commissions in connection with our share repurchase program in the amount of $246,604. Ms. Stanek receives no additional compensation or incentive payments as a result of Robert W. Baird & Co., Incorporated’s work for us.

Mr. Drury, one of our directors, is the President, Chief Executive Officer and a majority owner of Poblocki Sign Company LLC. Our subsidiaries purchased in 2006, and intend to purchase in 2007, signs and maintenance related to those signs from Poblocki Sign Company in an aggregate amount of approximately $125,000.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain of our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of changes in ownership of our common stock with the Securities and Exchange Commission. Those people are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, all of those people complied with all Section 16(a) filing requirements in 2006.

Corporate Governance Matters

We have adopted a Code of Ethics for Financial Executives (meeting the definition of “code of ethics” as that term is defined in Item 406(b) of Regulation S-K) that applies to our Chief Executive Officer and senior financial and accounting officers and employees. We have also adopted a Code of Ethics, applicable to all employees, and a Code of Conduct and Ethics for Members of the Board of Directors, applicable to all directors, which together satisfy the requirements of the New York Stock Exchange regarding a “code of business conduct.” Finally, we have adopted Corporate Governance Guidelines addressing the subjects required by the New York Stock Exchange. We make copies of the foregoing, as well as the charters of our Board committees, available free of charge on our web site at www.journalcommunications.com, and this information is available in print to any shareholder who requests it by writing to Paul E. Kritzer, Vice President and Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201-0661.

Incorporation By Reference

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission on March 7, 2007. This proxy statement incorporates by reference Items 7, 7A, 8 and 9 of Part II of that Annual Report on Form 10-K.

Miscellaneous

We will bear the cost of soliciting proxies. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose.

A shareholder who intends to present a proposal at, and have the proposal included in our Proxy Statement for, an Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, proposals submitted for the 2008 Annual Meeting must be received by us by no later than November 3, 2007. A shareholder who intends to present a proposal at an Annual Meeting (including nominating persons for election as directors) but does not intend to have the proposal included in our Proxy Statement for such meeting must comply with the requirements set forth in our bylaws and discussed above under “Election of Directors—Board Meetings and Committees—Nominating and Corporate Governance Committee.” Under our bylaws, if we do not receive such notice prior to December 31, 2007 (assuming a meeting date before May 1, 2008), then the notice will be considered untimely and we will not be required to present such proposal at the 2008 Annual Meeting. If our Board chooses to present such proposal at the 2008 Annual Meeting, then the persons named in proxies solicited by the Board for the 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling or writing Paul E. Kritzer, Vice President and Secretary, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201-0661, phone number (414) 224-2374.

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended December 31, 2006. This Form 10-K will be bound with our 2006 Annual Report to Shareholders and mailed to each person who is a record or beneficial holder of shares of our common stock on the record date for the Annual Meeting.

JOURNAL COMMUNICATIONS, INC.

Paul E. Kritzer Vice President and Secretary

Milwaukee, Wisconsin

March 20, 2007

Appendix A

Journal Communications, Inc.

Director Independence Standards

As Adopted by Board of Directors on Feb. 10, 2004 and amended on April 29, 2004,

February 8, 2005 and April 27, 2006

The Board of Directors of Journal Communications, Inc. (the “Company”) has established categorical standards to assist it in making determinations of director independence. Under these categorical standards, the following relationships that currently exist or that have existed, including during the preceding three years unless otherwise noted, will not be considered to be material relationships that would impair a director’s independence. With respect to any relationship between a director and the Company or its subsidiaries not covered by the standards set forth below, a director may be considered independent if the independent directors of the Board of Directors make the affirmative determination that such relationship is not material.

Members of the Audit Committee shall also be required to meet the requirements of Section 301 of Sarbanes-Oxley and the SEC’s Exchange Act Rule 10A-3(b)(1).

Employment

•	The director was an employee of the Company three or more years ago.

•

The director is or was an employee, other than an executive officer, of another company where any of the Company’s executive officers serve or served at the same time on that company’s compensation committee.

•	The director is a former partner or employee of the Company’s internal or external auditor but did not personally work on the Company’s audit within the last three years.

•	The director is a shareholder of the Company.

Family Members

•	A family member of the director is or was an employee of the Company, but not an executive officer, in the past three years.

•	A family member of the director is a former partner or employee of the Company’s internal or external auditor but did not personally work on the Company’s audit within the last three years.

•

A family member of the director is employed by an internal or external auditor of the Company but is not a partner of such firm and does not participate in such auditor’s audit, assurance or tax compliance (but not tax planning) practice.

•

A family member of the director is or was an employee, other than an executive officer, of another company where any of the Company’s executive officers serve or served at the same time on that company’s compensation committee.

*	If the relationship identified in this categorical standard requires disclosure in the Company’s periodic filings or proxy statement as filed with the Securities and Exchange Commission by virtue of Item 404 of Regulation S-K, then the dollar amount or percentage set forth in this categorical standard shall be modified to be the lesser of the dollar amount or percentage set forth therein and the dollar amount or percentage mandated by the relevant provision of Item 404.

•

A family member of the director receives or received less than $100,000* during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service with the Company). Compensation received by a family member of the director for service as a non-executive employee of the Company need not be considered.

•

A family member of the director is or was an executive officer, employee or director of another company that makes payments (other than contributions to non-profit organizations) to, or receives payments from, the Company in an amount which, in any one fiscal year, is less than $1 million* or 2%* of the other company’s consolidated gross revenues (if such amount is greater than $1 million*). Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year.

•

A family member of the director is or was an executive officer, employee or director of a non-profit organization to which the Company’s contributions in any one fiscal year are less than $1 million* or 2%* of the other company’s consolidated gross revenues (if such amount is greater than $1 million*) of the non-profit’s consolidated gross revenues.

•	A family member of the director has a relationship with the Company but the family member is not an immediate family member of the director.

•

A family member of the director, other than his or her spouse, is an employee of a company that has any other relationship with the Company but the family member is not an executive officer of that company.

“Immediate family member” includes a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Consulting Arrangements and Other Compensation

•

A director receives or received less than $100,000* during any 12-month period in direct compensation from the Company, other than director and committee member fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service with the Company).

•	The director received routine business entertainment from the Company or any executive officer of the Company.

Credit Arrangements

•	The director has an arrangement with the Company for the payment of reasonable director expenses in the ordinary course of his or her board service.

•	The director has an arrangement with the Company for the purchase of services from the Company on standard terms offered to the general public.

*	If the relationship identified in this categorical standard requires disclosure in the Company’s periodic filings or proxy statement as filed with the Securities and Exchange Commission by virtue of Item 404 of Regulation S-K, then the dollar amount or percentage set forth in this categorical standard shall be modified to be the lesser of the dollar amount or percentage set forth therein and the dollar amount or percentage mandated by the relevant provision of Item 404.

Business Affiliations

•

A director is or was an executive officer, employee or director of, or has or had any other relationship with, another company, that makes payments (other than contributions to non-profit organizations) to, or receives payments from, the Company for property or services in an amount that, in any one fiscal year, is less than $1 million* or 2%* of the other company’s consolidated gross revenues (if such amount is greater than $1 million*). Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year.

•

The director (or an immediate family member of the director) is an executive officer, partner, employee or director of an entity that provides goods and services to the Company and each of the following are correct:

•

The director was not involved in the decision by the Company to select the entity in which the director (or his or her immediate family member) is an executive officer, partner, employee or director as a provider of goods or services to the Company;

•	The director recused himself or herself from any determination regarding such provider made by the board or any committee of the board;

•

The terms of any contract or other arrangement under which goods or services are or were provided to the Company by any entity in which the director (or his or her immediate family member) is an executive officer, partner, employee or director were determined through an arms-length negotiation and were entered into the Company in the ordinary course of its business; and

•

The terms of any contract or other arrangement under which goods or services are or were provided to the Company by any entity in which the director (or his or her immediate family member) is an executive officer, partner, employee or director are on substantially the same terms as comparable transactions with non-affiliated persons.

•

The director has a relationship that currently exists or that has existed with a company that has a relationship with the Company, but the director’s relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

Charitable Affiliations

•

A director is or was an executive officer, employee or director of, or has or had any other relationship with, a non-profit organization to which the Company’s contributions in any one fiscal year are less than $1 million* or 2%* of the other company’s consolidated gross revenues (if such amount is greater than $1 million*).

Other

•

Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under New York Stock Exchange (“NYSE”) listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

*	If the relationship identified in this categorical standard requires disclosure in the Company’s periodic filings or proxy statement as filed with the Securities and Exchange Commission by virtue of Item 404 of Regulation S-K, then the dollar amount or percentage set forth in this categorical standard shall be modified to be the lesser of the dollar amount or percentage set forth therein and the dollar amount or percentage mandated by the relevant provision of Item 404.

Appendix B

JOURNAL COMMUNICATIONS, INC.

2007 OMNIBUS INCENTIVE PLAN

JOURNAL COMMUNICATIONS, INC.

2007 OMNIBUS INCENTIVE PLAN

B-i

B-ii

JOURNAL COMMUNICATIONS, INC.

2007 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Journal Communications, Inc. (the “Company”), by linking the personal interests of employees, officers, and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual Award Certificates, agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Wisconsin law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on December 31, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after December 31, 2006 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (A) an acquisition directly from the Company, (B) an acquisition by the Company or a Subsidiary of the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (D) an acquisition by a Person who as of December 31, 2006 was a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iv) below); or

(iii) any Person who as of December 31, 2006 was a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities becomes a Beneficial Owner, directly or indirectly, of 40% or more of the Company Voting Securities; provided, however, that for purposes of this subsection (iii), an acquisition directly from the Company shall not constitute a Change in Control; or

(iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Company (“Company Common Stock”) and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (w) any Person who as of December 31, 2006 is a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities, (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 20% or more of the total common stock or 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Journal Communications, Inc., a Wisconsin corporation, or any successor corporation.

(k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means a person who, as an employee, officer, or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Journal Communications, Inc. 2007 Omnibus Incentive Plan, as amended from time to time.

(hh) “Prior Plan” means the Company’s 2003 Equity Incentive Plan, as amended.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” with respect to an employee Participant means termination of employment with the Company or an Affiliate after attaining age 60 and 10 years of service. With respect to a Participant’s termination of service as a Non-Employee Director, Retirement means a termination from service as a director upon completion of the director’s entire term.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(pp) “Stock” means (i) the $0.01 par value Class A Common Stock of the Company, (ii) the $0.01 par value Class B Common Stock of the Company, and (iii) such other securities of the Company as may be substituted for either such class of Common Stock of the Company pursuant to Section 15.1.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION. Subject to Wisconsin law as in effect from time to time, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,800,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,800,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the maximum number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.7 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 750,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 750,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 750,000.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 750,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be three percent (3%) of the Company’s consolidated net earnings from continuing operations for such year as shown in the Company’s consolidated statements of earnings and filed with the Company’s Annual Report on Form 10-K.

5.5. LIMITATION ON ANNUAL “BURN RATE”. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum aggregate number of Shares with respect to Awards that may be granted during any one fiscal year under the Plan is two percent (2%) of the total shares of Class A Stock and Class B Stock outstanding as of the last day of the prior fiscal year.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.7) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full divided rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, including cash-based Awards, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, cash generation or other cash measures)

—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic value added

—Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—Operating margins

—Dividend payments

—Market share

—Improvements in capital structure

—Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

—Internal rate of return or increase in net present value

—Working capital targets relating to inventory and/or accounts receivable

—Productivity measures

—Cost reduction measures

—Strategic plan development and implementation

—Operating measures such as growth in circulation, television and radio ratings and market share

—Internal measures such as achieving a diverse workforce

—Growth in digital products or competencies

—New product development.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the

Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. PAYMENT OF AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code.

14.2. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.3. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.4. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.5. RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s Retirement, all of his or her unvested Awards shall terminate as of the date of Retirement, and any vested Options or SARs held by the Participant as of the date of Retirement shall remain exercisable until the expiration of the original term of the Option or SAR. Notwithstanding the foregoing, the Committee may in its sole discretion at any time determine that, upon the Retirement of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.5. To the extent that, pursuant to this provision, any Incentive Stock Options are exercised more than three months after the date of termination, such Options shall be deemed to be Nonstatutory Stock Options.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board:

(i) all outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable or lapse as provided in the Plan or the applicable Award Certificate;

(ii) all time-based vesting restrictions on outstanding Awards shall lapse as of the date of the Change in Control; and

(iii) the payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control as follows:

(A) if the Change in Control occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the Change in Control occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the Change in Control, and

(C) in either such case, there shall be a prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, change-in-control, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3. GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award as of the date of such action;

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall reduce or diminish the value of any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (as defined in Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid an additional tax under Code Section 409A. This Section 17.3 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

17.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

DRIVING DIRECTIONS TO JOURNAL COMMUNICATIONS, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

Hyatt Regency Milwaukee

333 West Kilbourn Avenue

Milwaukee, Wisconsin 53203

From the South

Take 94 West / 43 North towards downtown Milwaukee. Follow the center lane marked 43 North / Green Bay. Take 43 North to the McKinley / Fond du Lac Avenue exit. Go east on McKinley to 6th Street. Turn right on 6th Street. Go 4 blocks to Kilbourn Avenue. Turn left on Kilbourn. The Hyatt Hotel and parking structure will be on your right at 4th and Kilbourn.

From the North

Take 43 South into Milwaukee. Exit at McKinley / Fond du Lac Avenue. Take McKinley east to 6th St. Turn right on 6th Street. Follow 6th Street to Kilbourn Avenue. Turn left on Kilbourn. The Hyatt Hotel and parking structure will be on your right at 4th and Kilbourn.

From the West

Take 94 East to the 43 North exit. Go north on 43 and exit immediately at the Kilbourn Tunnel. Go through the tunnel and the Hyatt Hotel and parking structure will be on your right at 4th and Kilbourn.

JOURNAL COMMUNICATIONS, INC. P.O. BOX 661 ATTN: INVESTOR RELATIONS MILWAUKEE, WI 53201-0661	VOTING INSTRUCTIONS

We encourage you to take advantage of the new and convenient ways to vote these shares. If you are voting by Proxy, you may vote by mail, telephone or the Internet. Your telephone or Internet vote authorizes the named Proxies to vote these shares in the same manner as if you marked, signed and returned your Proxy Card. To vote, please follow these easy steps.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Journal Communications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.
PROXIES SUBMITTED BY TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON MAY 2, 2007, THE DAY BEFORE THE MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JRNCM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOURNAL COMMUNICATIONS, INC.

    The Board of Directors recommends a vote FOR its nominees and FOR proposal 2.

Vote On Directors		For	Against	Abstain	Vote on Proposal		For	Against	Abstain
1.	Election of Directors:

	01) Don H. Davis, Jr.	☐	☐	☐	2.	Proposal to approve the Journal Communications, Inc. 2007 Omnibus Incentive Plan.	☐	☐	☐
	02) David G. Meissner	☐	☐	☐

	03) Ellen F. Siminoff	☐	☐	☐

In their best judgment, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR all of the Board of Directors’ nominees and FOR proposal 2.

PLEASE SIGN NAME EXACTLY AS IT APPEARS ON THE RIGHT.

For address changes and/or comments, please check this box	☐
and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JOURNAL COMMUNICATIONS, INC. 2007 ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2007, 9:00 A.M. CENTRAL TIME

HYATT REGENCY MILWAUKEE

333 WEST KILBOURN AVENUE

MILWAUKEE, WI

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JOURNAL COMMUNICATIONS, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of Journal Communications, Inc.’s Board of Directors.

The undersigned appoints Steven J. Smith and Douglas G. Kiel, and each of them, each with full power to act without the other, and each with full power of substitution, as Proxies to vote all of the shares of class A common stock, class B common stock and/or class C common stock of Journal Communications, Inc. held of record by the undersigned as of the close of business on February 28, 2007 at the 2007 Annual Meeting of Shareholders, to be held on May 3, 2007, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the 2006 Annual Report to Shareholders, the Notice of the Annual Meeting and the Proxy Statement. The undersigned hereby revokes any other proxy executed previously for the 2007 Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of Journal Communications, Inc. common stock you own will not be voted.

Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.

Shares of class A common stock are entitled to one vote per share, shares of class B common stock are entitled to ten votes per share, and shares of class C common stock are entitled to two votes per share on each matter submitted to shareholders at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE REFER TO THE REVERSE SIDE TO VOTE AND FOR VOTING INSTRUCTIONS.